Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-132296

PROSPECTUS SUPPLEMENT NO. 9
TO
PROSPECTUS DATED APRIL 25, 2007

MDWERKS, INC.

This prospectus supplement should be read in conjunction with our prospectus dated
April 25, 2007 and in particular “Risk Factors” beginning on page 7 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 8-K of MDwerks, Inc., filed with the Securities and Exchange Commission on January 23, 2008.

The date of this prospectus supplement is January 23, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2008

MDWERKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(Address of Principal Executive Offices)

(954) 389-8300
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The use of the terms “we,” “us” or “the Company” in this report shall be deemed to mean MDwerks, Inc., unless the context requires otherwise. References in this report to “our subsidiaries” shall be deemed to mean each of MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services Corp., Xeni Medical Billing, Corp. and Patient Payment Solutions, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2008, we received net proceeds of $500,000 in connection with a financing provided by Vicis Capital Master Fund, an unaffiliated, accredited institutional investor (the “Investor”). In connection with the financing, we and the Investor entered into a Securities Purchase Agreement, dated January 18, 2008 (the “January Securities Purchase Agreement”), pursuant to which we issued 50 shares of Series B Convertible Preferred Stock, par value $0.001 per share ( “Series B Preferred Stock”), a seven year Series F Warrant to purchase 375,000 shares of our common stock at a price of $2.25 per share and a seven year Series G Warrant to purchase 250,000 shares of our common stock at a price of $2.50 per share.

The Securities Purchase Agreement, dated January 18, 2008, by and between the Investor and us (the “January Securities Purchase Agreement”) provides that our obligations to the Investor under the Series B Preferred Stock, the January Securities Purchase Agreement and the various transaction documents entered into in connection with the January Securities Purchase Agreement (the “January Transaction Documents”) are secured by a lien on all of our assets pursuant to the security agreement, dated September 28, 2007, between us and the Investor (the “Company Security Agreement”). The Company Security Agreement is more fully described below and is attached as an exhibit to our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2007.

The January Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the January Securities Purchase Agreement and the January Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the guaranty agreements, dated September 28, 2007, between Investor and each of our subsidiaries (the “Guaranty Agreements”). The Guaranty Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The January Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the January Securities Purchase Agreement and the January Transaction Documents are secured by the liens on all of the assets of each our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the security agreements, dated September 28, 2007 by and between our subsidiaries and the Investor (the “Guarantor Security Agreements”). The Guarantor Security Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

In connection with the sale of the Series B Preferred Stock, we amended the Registration Rights Agreement, dated September 28, 2007, by and between the Investor and us (the “Registration Rights Agreement”), pursuant to which we agreed, in addition to registering the securities previously covered by such Registration Rights Agreement, to register for resale, the shares of our common stock into which the Series B Preferred Stock sold pursuant to the January Securities Purchase Agreement is convertible and the shares of our common stock for which the Series F Warrants and the Series G Warrants sold pursuant to the January Securities Purchase Agreement are exercisable.

The following summary description of the material agreements entered into in connection with the transaction described above and the terms of the Series B Preferred Stock is qualified in its entirety by reference to the copies of such material agreements and the Certificate of Designations for the Series B Preferred Stock filed as exhibits to this Current Report on Form 8-K.

January Securities Purchase Agreement

The January Securities Purchase Agreement provided for the sale by us to the Investor of (i) 50 shares of Series B Preferred Stock (ii) Series F Warrants to purchase an aggregate of 375,000 shares of common stock and (iii) Series G Warrants to purchase an aggregate of 250,000 shares of common stock. Pursuant to the January Securities Purchase Agreement, the aggregate purchase price for the Series Preferred Stock, the Series F Warrants and the Series G Warrants was $500,000, which was paid by wire transfer of immediately available funds.

The January Securities Purchase Agreement provides to the Investor, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us. The right of first refusal is on a pro rata basis (based upon the amount invested) with Gottbetter Capital Master, Ltd.

The January Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our Common Stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or parri passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the January Securities Purchase Agreement); (vi) amend our charter documents in a way that adversely affects the rights of the Investor; (vii) except through Xeni Financial Services, Corp., make loans to, or advances or guarantee the obligations of, third parties; (viii) make intercompany transfers; (ix) engage in transactions with officers, directors, employees or affiliates; (x) divert business to other business entities; (xi) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial Services, Corp.) in excess of $250,000 in a calendar year; and (xii) file registration statements.

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Events of default under the January Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) failure to file, or cause to become effective, a registration statement covering the shares of common stock underlying the Series F Warrants, the Series G Warrants and the Series B Preferred Stock within the timeframes required by the Registration Rights Agreement or the failure to keep such registration effective as required by the Registration Rights Agreement; (iv) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (v) the failure to timely deliver shares of common stock upon conversion of the Series B Preferred Stock or exercise of the Series F Warrants or the Series G Warrants; (vi) default in the payment of indebtedness in excess of $250,000; (vii) a judgment entered against us in excess of $250,000; and (viii) insolvency, bankruptcy and similar circumstances.

The January Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Investor.

Series B Preferred Stock

On January 17, 2008 we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware, to, among other things, increase the number of authorized shares of Series B Preferred Stock from 250 shares to 325 shares.

The Certificate of Designations, which designates the rights, preferences, privileges and terms of the Series B Preferred Stock provides that the Series B Preferred Stock will rank senior to other classes of common stock and preferred Stock that are currently outstanding as to distributions of assets upon liquidation, dissolution or winding up and as to payment of dividends on shares of equity securities.

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 8% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of common stock determined by dividing the stated value of the Series B Preferred Stock by the conversion price. The initial conversion price of the Series B Preferred Stock is $2.25 per share.

The conversion price is subject to adjustment for stock splits, dividends, subdivisions, distributions reorganizations and similar transactions. Furthermore, the conversion price is also subject to adjustment in the event of the issuance of securities for a price below the conversion price then in effect or the issuance of convertible securities with an exercise or conversion price that is less than the then current conversion price for the shares of Series B Preferred Stock.

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To the extent that any shares Series B Preferred Stock remain outstanding on September 28, 2008, each holder thereof shall have the option to either require us to redeem such holder’s shares of Series B Preferred Stock or convert such holder’s shares of Series B Preferred Stock into shares of common stock at the conversion price then in effect.

Holders of Series B Preferred Stock have the option to require us to redeem shares of Series B Preferred Stock in the event of a Change of Control (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock are entitled to vote on matters submitted to our stockholders as if the Series B Preferred Stock had been converted into shares of Common Stock pursuant to the terms of the Certificate of Designations. To the extent the holders of Series B Preferred Stock are required to vote separately, as a class, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock will be required to approve the matter to be voted upon.

As of the date of this report, there are 250 shares of Series B Preferred Stock issued and outstanding.

Series F Warrants

The Series F Warrants are exercisable at a price of $2.25 per share for a period of seven years from the date of issuance. The Series F Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series F Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series F Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series F Warrants.

As of the date of this report, the outstanding Series F Warrants are exercisable for an aggregate of 1,875,000 shares or our common stock.

Series G Warrants

The Series G Warrants are exercisable at a price of $2.50 per share for a period of seven years from the date of issuance. The Series G Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series G Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series G Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series G Warrants.

As of the date of this report, the outstanding Series G Warrants are exercisable for an aggregate of 1,250,000 shares of our common stock.

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Company Security Agreement

Pursuant to the terms of the January Securities Purchase Agreement, we agreed that the lien granted pursuant to the Company Security Agreement would, in addition to securing the obligations previously secured thereby, secure our obligations in connection with the January Securities Purchase Agreement, the January Transaction Documents and the Series B Preferred Stock issued in connection with the January Securities Purchase Agreement. The Company Security Agreement provides for a lien on all of our assets in favor of the Investor.

Guaranty Agreements

Pursuant to the terms of the January Securities Purchase Agreement, we agreed that the Guaranty Agreements would, in addition to applying to the obligations previously guaranteed thereby, apply to our obligations in connection with the January Securities Purchase Agreement, the January Transaction Documents and the Series B Preferred Stock issued pursuant to the January Securities Purchase Agreement. The Guaranty Agreements provide for unconditional guaranties of the obligations guaranteed thereunder.

Guarantor Security Agreements

Pursuant to the terms of the January Securities Purchase Agreement, we agreed that the security interests granted by our subsidiaries pursuant to the Guarantor Security Agreements would, in addition to securing the obligations previously secured thereunder, secure the obligations of our subsidiaries under the Guaranty Agreements insofar as those obligations related to the January Securities Purchase Agreement, the January Transaction Documents and the Series B Preferred Stock issued pursuant to January Securities Purchase Agreement. The Guarantor Security Agreements provide for liens in favor of the Investor on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Amendment to Registration Rights Agreement

Pursuant to a First Amendment to Registration Rights Agreement, dated January 18, 2008, we agreed that, in addition to registering the securities previously covered by the Registration Rights Agreement, to register for resale, the shares of our common stock into which the Series B Preferred Stock sold pursuant to the January Securities Purchase Agreement is convertible and the shares of our common stock for which the Series F Warrants and the Series G Warrants sold pursuant to the January Securities Purchase Agreement are exercisable.

The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Senior Note, the Series D Warrants and the Series E Warrants within 365 calendar days after September 28, 2007. We are required to cause such registration statement to become effective on or before the date which is 485 calendar days after the filing of such registration statement. In addition to it being an event of default under the Securities Purchase Agreement, if we fail to file such registration statement in the time frame required, fail to cause it to become effective in the time frame required, or fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, we will be required to pay a cash penalty in the amount of 2% of the aggregate stated value of the Series B Preferred Stock for each month, or part thereof, that the registration statement is not filed or effective, as the case may be. The cash penalty is limited to 15% of the aggregate stated value of the Series B Preferred Stock.

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The Registration Rights Agreement also provides for piggyback registration rights.

 Item 3.02 Unregistered sales of Equity Securities.

Item 1.01 above is incorporated into this Item 3.02 by reference.

Investor is an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the Series B Preferred Stock, the Series F Warrant, the Series G Warrant or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

We made this determination with respect to the sale of the Series B Preferred Stock, the Series F Warrant, the Series G Warrant based on the representations of the Investor, which included, in pertinent part, that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that Investor was acquiring the securities it was acquiring for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, the Series B Preferred Stock, the Series F Warrant, the Series G Warrant and shares of common stock underlying such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations designating the rights, preferences, privileges and restrictions on the Series B Preferred Stock.

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4.1	Securities Purchase Agreement, dated January 18, 2008, by and between Investor and MDwerks, Inc.

4.2	Class F Warrant to purchase 375,000 shares of Common Stock at a price of $2.25 per share

4.3	Class G Warrant to purchase 250,000 shares of Common Stock at a price of $2.50 per share

4.5	First Amendment to Registration Rights Agreement between MDwerks, Inc. and Investor

10.1	Guaranty issued to Investor by Xeni Financial Services, Corp.*

10.2	Guaranty issued to Investor by Xeni Medical Billing, Corp.*

10.3	Guaranty issued to Investor by MDwerks Global Holdings, Inc.*

10.4	Guaranty issued to Investor by Xeni Medical Systems, Inc.*

10.5	Guaranty issued to Investor by Patient Payment Solutions, Inc.*

10.6	Security Agreement entered into by and between Investor and MDwerks, Inc.*

10.7	Security Agreement entered into by and between Investor and Xeni Medical Billing, Corp.*

10.8	Security Agreement entered into by and between Investor and MDwerks Global Holdings, Inc.*

10.9	Security Agreement entered into by and between Investor and Xeni Medical Systems, Inc.*

10.10	Security Agreement entered into by and between Investor and Xeni Financial Services, Corp.*

* Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: January 23, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations designating the rights, preferences, privileges and restrictions on the Series B Preferred Stock.

4.1	Securities Purchase Agreement, dated January 18, 2008, by and between Investor and MDwerks, Inc.

4.2	Class F Warrant to purchase 375,000 shares of Common Stock at a price of $2.25 per share

4.3	Class G Warrant to purchase 250,000 shares of Common Stock at a price of $2.50 per share

4.5	First Amendment to Registration Rights Agreement between MDwerks, Inc. and Investor

10.1	Guaranty issued to Investor by Xeni Financial Services, Corp.*

10.2	Guaranty issued to Investor by Xeni Medical Billing, Corp.*

10.3	Guaranty issued to Investor by MDwerks Global Holdings, Inc.*

10.4	Guaranty issued to Investor by Xeni Medical Systems, Inc.*

10.5	Guaranty issued to Investor by Patient Payment Solutions, Inc.*

10.6	Security Agreement entered into by and between Investor and MDwerks, Inc.*

10.7	Security Agreement entered into by and between Investor and Xeni Medical Billing, Corp.*

10.8	Security Agreement entered into by and between Investor and MDwerks Global Holdings, Inc.*

10.9	Security Agreement entered into by and between Investor and Xeni Medical Systems, Inc.*

10.10	Security Agreement entered into by and between Investor and Xeni Financial Services, Corp.*

* Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2007.

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AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS

DESIGNATING

SERIES B CONVERTIBLE PREFERRED STOCK

OF

MDWERKS, INC.

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

MDWERKS, INC., a corporation organized and existing under the Delaware General Corporation Law (hereinafter called the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

The following is a Certificate of Designations which was adopted by consent of the Board of Directors of this Corporation (the “Board”) in the manner prescribed by Section 151 of the Delaware General Corporation Law (“Certificate”). Shareholder action was not required.

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended and restated through the date hereof, the Board hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $.001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof (in addition to those set forth in the Corporation’s Certificate of Incorporation) as follows:

1.
Designation. This series shall be designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), to consist of Three Hundred Twenty-Five (325) shares, par value $.001 per share, with a mandatory redemption date of September 28, 2008.

2.
Rank. The Series B Preferred Stock shall rank (i) prior to the Corporation’s common stock, par value $.001 per share (the “Common Stock”); (ii) prior to all other series of the Corporation’s Preferred Stock outstanding as of the Issuance Date (defined below) of the Series B Preferred Stock; (iii) prior to any class or series of capital stock of the Corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series B Preferred Stock (each security described in (i) through (iii), a “Junior Security” and collectively, the “Junior Securities”); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks on parity with the Series B Preferred Stock (the “Pari Passu Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks senior to the Series B Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and payment of dividends on shares of equity securities. For purposes of this Certificate of Designation, “Issuance Date” means, with respect to any share of the Corporation’s capital stock, the date such share was originally issued by the Corporation. The Issuance Date shall be deemed to be the date on which the Corporation initially issues a share regardless of the number of transfers of such share recorded on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

3.	Stated Value. The stated value of the Series B Preferred Stock shall be Ten Thousand Dollars ($10,000) per share (the “Stated Value”).

4.
Cumulative Preferred Dividends. Before any dividends shall be paid or set aside for payment on any Junior Security of the Corporation, each holder of the Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends payable on the Stated Value of the Series B Preferred Stock at a rate of 8% per annum, which shall be cumulative, accrue daily from the Issuance Date and be due and payable on the first day of each calendar quarter (each, a “Dividend Date”). Such dividends shall accrue whether or not declared, but no dividend shall be paid unless there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The accumulation of unpaid dividends shall bear interest at a rate of 8% per annum. If a Dividend Date is not a business day, then the dividend shall be due and payable on the business day immediately following such Dividend Date. Dividends shall be payable in cash or shares of the Corporation’s Series B Preferred Stock, at the Stated Value, at the Corporation’s option.

5.
Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each of which is hereinafter referred to as a “Liquidation Event”), and before any distribution shall be made to the holders of any shares of any Junior Security of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to the Stated Value of the Series B Preferred Stock plus the aggregate amount of accumulated but unpaid dividends on each share of Series B Preferred Stock. If, upon a Liquidation Event, the assets of the Corporation, or proceeds thereof, to be distributed among the holders of the Series B Preferred Stock are insufficient to permit payment in full to such Holders of the aggregate amount that they are entitled to be paid by their terms, then the entire assets, or proceeds thereof, available to be distributed to the corporation’s stockholders shall be distributed to the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Prior to the Liquidation Event, the corporation shall declare for payment all accrued and unpaid dividends with respect to the Series B Preferred Stock but only to the extent of funds of the Corporation legally available for the payment of dividends. For the purpose of this Section 5, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets, shall not constitute or be deemed a Liquidation Event.

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6.	Voting Rights.

6.1
Except as otherwise required by law, the Holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation and shall have such number of votes equal to the number of shares of Common Stock into which such Holders’ shares of Series B Preferred Stock are convertible pursuant to the provisions hereof and subject to the limitations on conversion contained herein, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes.

6.2
In the event that the Holders of the Series B Preferred Stock are required to vote separately as a class, the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series B Preferred Stock, such matter shall bind all Holders of Series B Preferred Stock.

7.	Conversion Rights.

7.1
Conversion Price. At any time after the Issuance Date, each share of Series B Preferred Stock shall be convertible at the option of the Holder into that number of shares of Common Stock of the Corporation equal to (a) the Stated Value of such share of Series B Preferred Stock divided by (b) a per share price of the Common Stock of $2.25 per share (the “Conversion Price”). The Conversion Price is subject to adjustment as hereinafter provided, at any time or from time to time upon the terms and in the manner herein after set forth in Paragraph 7.3.

7.2	Conversion Procedures.

(a)
In order to convert any share of Series B Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed to the Corporation or in blank, to the Corporation at its principal office or at the office of the transfer agent maintained for such purposes, (ii) give written notice to the Corporation at such office that such Holder elects to convert such shares of Series B Preferred Stock, in the same form as Exhibit I (the “Conversion Notice”) and (iii) state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such transfer agent shall have received such surrendered Series B Preferred Stock certificate(s), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby on such date (the “Conversion Date”). No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the conversion of the Series B Preferred Stock.

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(b)
Upon receipt by the Corporation of a Conversion Notice, the Corporation shall (i) as soon as practicable, but in any event within one (1) Trading Day after receipt of such Conversion Notice, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent, which confirmation shall constitute an instruction to the transfer agent to process such Conversion Notice in accordance with the terms herein. Not later than three (3) Trading Days after any Conversion Date (the “Delivery Date”), the Corporation or its designated transfer agent, as applicable, shall (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the transfer agent is participating in The Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of shares of Series B Preferred Stock represented by the Series B Preferred Stock Certificate(s) submitted for conversion, is greater than the number of shares of Series B Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Series Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the holder a new Series B Preferred Stock Certificate representing the number of shares of Series B Preferred Stock not converted. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series B Preferred Stock Certificate(s) tendered for conversion, whereupon the Corporation and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 7.2(c) and (d) shall be payable through the date notice of rescission is given to the Corporation.

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(c)
The Corporation understands that a delay in the delivery of the shares of Common Stock upon conversion of Series B Preferred Stock beyond the Delivery Date could result in economic loss to the Holder. If the Corporation fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section by the Delivery Date, the Corporation shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $500 of Series B Preferred Stock to be converted (based on the Stated Value), $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Delivery Date until such Common Stock certificate is delivered. Notwithstanding the foregoing, the Holder shall not be entitled to the damages set forth herein for the delay in the delivery of the shares of Common Stock upon conversion of the Series B Preferred stock, if such delay is due to causes which are beyond the reasonable control of the Corporation, including, but not limited to, acts of God, acts of civil or military authority, fire, flood, earthquake, hurricane, riot, war, terrorism, sabotage and/or governmental action, provided that the Corporation: (i) gives the Holder prompt notice of each such cause; and (ii) uses reasonable efforts to correct such failure or delay in its performance. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates, and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Corporation shall only be obligated to pay the liquidated damages accrued in accordance with this Section through the date the Conversion Notice is withdrawn.

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(d)
In addition to any other rights available to the Holder, if the Corporation fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series B Preferred Stock on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Corporation shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock that the Corporation was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Series B Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of Series B Preferred Stock as required pursuant to the terms hereof.

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7.3	Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

(a)
Adjustment of Conversion Price upon Issuance of Common Stock. If the Corporation issues or sells, or in accordance with this Section 7.3(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock which are an Excluded Security or are deemed to have been issued or sold by the Corporation in connection with any Excluded Security or are issued upon conversion or exercise of an Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)
Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then all of such shares of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7.3(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

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(ii)
Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then all shares of Common Stock issuable upon conversion of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7.3(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)
Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7.3(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv)
Calculation of Consideration Received. If any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount paid by the purchaser of such Common Stock, Options, or Convertible Securities, before any commissions, discounts, fees or expenses. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business (including goodwill) of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for non-cash consideration, the consideration received therefore will be deemed to be the fair value of such non-cash consideration as determined in good faith by the Board of Directors of the Corporation.

(v)
Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)
Stock Dividends and Splits. If the Corporation, at any time while any Series B Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(c)
Fundamental Transactions. If, at any time while Series B Preferred Stock is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon conversion of Series B Preferred Stock, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon conversion in full of Series B Preferred Stock held by such Holder (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series B Preferred Stock following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)
Other Events. If any event occurs of the type contemplated by the provisions of this Section 7.3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors in good faith will make an appropriate adjustment in the Conversion Price so as to be equitable under the circumstances and otherwise protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.3.

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7.4
Written Instrument as to Adjustments. Whenever the Conversion Price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted Conversion Price and showing in detail the facts upon which such adjustment is based, and a copy of such written instrument shall forthwith be mailed to each Holder of record of the Series B Preferred Stock, and made available for inspection by the stockholders of the Corporation.

7.5
Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, an amount of Common Stock equal to one hundred twenty-five percent (125%) of the aggregate number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding, and such shares shall be listed, subject to notice of issuance, on any stock exchange(s) on which outstanding shares of Common Stock may then be listed.

7.6
Payment of Taxes. The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Class A Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

7.7	Ownership Cap and Certain Exercise Restrictions.

(a)
Notwithstanding anything to the contrary set forth in this Certification of Designations, at no time may a Holder of this Series B Preferred Stock convert this Series B Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that upon a Holder of this Series B Preferred Stock providing the Corporation with sixty-one (61) days notice (the “Waiver Notice”) that such Holder would like to waive this Section 7.7(a) with regard to any or all shares of Common Stock issuable upon conversion of this Series B Preferred Stock, this Section 7.7(a) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the Waiver Notice.

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(b)
Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may a Holder of this Series B Preferred Stock convert this Series B Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however that upon a Holder of this Series B Preferred Stock providing the Corporation with a Waiver Notice that such Holder would like to waive this Section 7.7(b) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 7.7(b) shall be of no force or effect with regard to those shares of Series B Preferred Stock referenced in the Waiver Notice.

(c)
Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may a Holder of this Series B Preferred Stock convert this Series B Preferred Stock to the extent that the issuance of shares of Common Stock upon such conversion would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion or exercise of this Series B Preferred Stock without breaching the Corporation’s obligations under the rules or regulation of the principal exchange upon which shares of the Corporation’s Common Stock are traded. In such an event, the Corporation covenants to promptly as possible seek to obtain the necessary shareholder or other approvals necessary to effect complete conversion of all shares of Series B Preferred Stock outstanding.

7.8
No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Sections 7.1 through 7.7 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

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8.	Other Rights.

8.1
Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change in Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending ten (10) Trading Days after the consummation of such Change of Control, the Holder may require the Corporation to redeem all or any portion of Series B Preferred Stock held by such Holder by delivering written notice thereof (“Change in Control Redemption Notice”) to the Corporation, which Change of Control Redemption Notice shall indicate the amount the Holder is electing to be redeemed. Each share of Series B Preferred Stock subject to redemption pursuant to this Section 8.1 shall be redeemed by the Corporation in cash at a price equal to one hundred twenty-five percent (125%) of the Stated Value of the Series B Preferred Stock plus all accrued and unpaid dividends thereon at the time of such request.

8.2
Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of Series B Preferred Stock (without taking into account any limitations or restrictions on the convertibility of Series B Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

9.
Mandatory Conversion or Redemption at Maturity. If any share of Series B Preferred Stock remains outstanding on September 27, 2008, (the “Maturity Date”), then the Corporation shall either, at the option of the Holder: (y) convert each such share at the Conversion Price as of the Maturity Date share without the Holder of such share being required to give a Conversion Notice on such Maturity Date; or (z) redeem each such share of Series B Preferred Stock for an amount in cash equal to its Stated Value plus all accrued and unpaid dividends thereon.

10.
Required Holder Approvals. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the Holders of a majority of the then outstanding shares of Series B Preferred Stock: (a) amend the rights, preferences or privileges of the Series B Preferred Stock set forth in this Certificate of Designation, (b), amend or waive any provision of its Certificate of Incorporation in a manner that would alter the rights, preferences or privileges of the Series B Preferred Stock, (c) create any Senior Securities, or (d) enter into any agreement with respect to the foregoing clauses (a) through (c).

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11.
Notice of Corporate Events. If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to the Holders a notice describing the material terms and conditions of such transaction, at least 10 calendar days prior to the applicable record or effective date on which Common Stock would need to be owned in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert its Series B Preferred Stock prior to such time so as to participate in or vote with respect to such transaction.

12.
Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution and in the Certificate of Incorporation, as amended.

13.
Status of Series B Preferred Stock Reacquired. Shares of Series B Preferred Stock, which have been issued and reacquired in any manner shall (upon compliance with applicable provisions of the laws of the State of Delaware), be deemed to be canceled and have the status of authorized and unissued shares of the class of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

14.
Severability of Provisions. If any right, preference or limitation of the Series B Preferred Stock set forth in this resolution is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

15.	Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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16.	Certain Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation’s securities may be issued to any employee, consultant, officer or director for services provided to the Corporation.

“Change Of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (iii) any transaction that might otherwise be a Fundamental Transaction but which the Holders of a majority of the outstanding shares of Series B Preferred Stock agree shall not be deemed to be a Fundamental Transaction for purposes of this Certificate of Designations.

“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 of those certain Series F and Series G Warrants issued by the Corporation on September 28, 2007. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Eligible Market” means, the Principal Market, The New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market or the American Stock Exchange.

“Excluded Security” means (i) any Common Stock and/or Options (and the Common Stock issuable pursuant to such Options) issued or issuable: (A) in connection with any Approved Stock Plan up to a maximum of ten percent (10%) of the Common Stock outstanding at the time of issuance of such Common Stock and/or Options (provided that securities issued in connection with an Approved Stock Plan that are outstanding as of the day immediately preceding the date of this Amended and Restated Certificate of Designations and shares of Common Stock issuable pursuant to exercise or conversion of such outstanding securities shall not be included for purposes of calculating the maximum of ten percent (10%)) or (B) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date of this Amended and Restated Certificate of Designations, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date of this Amended and Restated Certificate of Designations to lower the conversion or exercise price thereof and so long as the number of shares of Common Stock underlying such securities is not otherwise increased; (ii) any shares of Common Stock issued in an underwritten public offering in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $10,000,000; (iii) Options (and the Common Stock issuable pursuant thereto) issued to medical practices that are customers of the Corporation in good standing to acquire up to a maximum of 250,000 shares of Common Stock per practice with an exercise or conversion price at or above the Closing Sale Price on the day of issuance; (iv) up to 250,000 shares of Common Stock (or securities convertible into up to 250,000 shares of Common Stock with an exercise or conversion price at or above the Closing Sale price on the day of issuance) as consideration for strategic acquisitions up to a maximum of 250,000 shares of Common Stock per acquisition; (v) up to 250,000 shares of Common Stock (or securities convertible into up to 250,000 shares of Common Stock with an exercise or conversion price at or above the Closing Sale Price on the day of issuance) per year to third parties in connection with investor relations and public relations efforts of the Corporation; (vi) up to 250,000 shares of Common Stock, options, or warrants to be issued to Rodman & Renshaw (or their designees) as consideration for securing a line of credit or similar financing for the Corporation; (vii) the Series D Warrant of the Company (and the Common Stock issuable pursuant thereto) to purchase 500,000 shares of Common Stock of the Company at an exercise price of $2.25 per share issued to Gottbetter Capital Master, Ltd.; (viii) the amendments to those certain Series E Warrants of the Company issued to Gottbetter Capital Master, Ltd., to reduce the exercise price of such warrant to $2.25 per share of Common Stock and increase the number of shares of Common Stock for which such warrants may be exercised to 541,666 and 2/3 shares; and (ix) up to 35,000,000 shares of Common Stock (or securities convertible into up to 35,000,000 shares of Common Stock) to be issued to Medical Solutions Management Inc. and or Orthosupply Management, Inc., their respective affiliates or designees in connection with the acquisition by the Corporation of that certain Management Agreement, dated April 30, 2007, by and between Orthosupply Management, Inc. and Deutsche Medical Services, Inc. (the “DMSI Contract Acquisition”).

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“Fundamental Transaction” means that the Corporation shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Corporation. For purposes of this Certificate of Designations, the issuance by the Corporation of up to an aggregate of 35,000,000 shares of Common Stock (or securities convertible into up to an aggregate of 35,000,000 shares of Common Stock) to Medical Solutions Management Inc. and/or Orthosupply Management, Inc., their respective affiliates or designees in connection with the DMSI Contract Acquisition shall not be deemed to be a Fundamental Transaction, and the subsequent assignment, sale, transfer or conveyance of such shares of Common Stock (or securities convertible into shares of Common Stock) by Medical Solutions Management Inc., Orthosupply Management, Inc., their respective affiliates, designees, successors, assigns or subsequent transferees shall not be deemed to be a Fundamental Transaction.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

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“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means the Over-the-Counter Bulletin Board.

“Successor Entity” means the Person, which may be the Corporation, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

“Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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IN WITNESS WHEREOF, MDwerks, Inc. has caused this Certificate Designating Series B Preferred Stock to be signed by its Chief Executive Officer, on this 17th day of January 2008, and such person hereby affirms under penalty of perjury that this Certificate Designating Series B Preferred Stock is the act and deed of MDwerks, Inc., and that the facts stated herein are true and correct.

MDWERKS, INC.

By:	/s/ Howard B. Katz
Howard B. Katz,
Chief Executive Officer

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EXHIBIT I

MDWERKS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations Designating the Series B Preferred Stock of MDwerks, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $.001 per share (the “Preferred Shares”), of MDwerks, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date to effect conversion: __________________________________________________

Number of shares of Preferred Stock owned prior to conversion: _____________________

Number of shares of Preferred Stock to be converted: _____________________________

Stated Value of shares of Preferred Stock to be converted: _________________________

Applicable Conversion Price: ______________________________________________

Number of shares of Common Stock to be issued: _______________________________

Number of shares of Preferred Stock owned subsequent to conversion: ______________

[HOLDER]

By:
Name: Title:

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SECURITIES PURCHASE AGREEMENT

By and Between

MDWERKS, INC.

and

VICIS CAPITAL MASTER FUND

DATED JANUARY 18, 2008

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated this 18th day of January, 2008, is made by and between MDWERKS, INC., a Delaware corporation (the “Company”), and VICIS CAPITAL MASTER FUND (the “Purchaser”), a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands.

RECITALS

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser the following securities (collectively, the “Securities”): (a) 50 shares (the “Preferred Shares”) of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), with such terms, rights and preferences as are set forth in the Amended and Restated Certificate of Designations for the Series B Preferred Stock set forth on Exhibit A attached hereto; (b) a Series F Warrant to purchase an aggregate of 375,000 shares of common stock, par value $.001 per share (the “Common Stock”), of the Company initially at an exercise price of $2.25 per share in the form attached hereto as Exhibit B (the “Series F Warrant”); and (c) a Series G Warrant to purchase an aggregate of 250,000 shares of Common Stock initially at an exercise price of $2.50 per share in the form attached hereto as Exhibit C (the “Series G Warrant”, and together with the Series F Warrant, the “Warrants”).

WHEREAS, the Purchaser desires to purchase such Securities from the Company according to the terms hereinafter set forth.

NOW, THEREFORE,  the Company and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SECURITIES

1.1 Purchase and Sale of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the “Closing”), the Securities for the $500,000 (the “Purchase Price”) in cash, less the sum of documentary stamp taxes imposed upon the Transaction Documents by the state of Florida in the amount of $1,750.

1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, at 5:00 p.m. CST on January 18, 2008, or at such other place, date or time as mutually agreeable to the parties (the “Closing Date”).

1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

(a) The Company, against delivery of payment of the Purchase Price in accordance with Section 1.3(b), will deliver to the Purchaser the documents set forth in Section 5.4 hereof.

(b) The Purchaser shall deliver to the Company the Cash Payment by wire transfer of immediately available funds in accordance with the instructions of the Company.

1.4 Subsequent Financings.

(a) Other than in connection with a Permitted Financing (defined below), for the 12-month period following the Closing Date, the Purchaser shall have the right to participate pro rata, pari passu with Gottbetter Capital Master, Ltd. (“Gottbetter”) based upon Gottbetter’s and Purchaser’s respective aggregate investment amounts (including initial and subsequent investments) in the Company’s securities set forth in Schedule 1.4(a) hereto, collectively, up to 100% of each such subsequent financing that involves the sale of securities of the Company and results in gross proceeds to the Company in excess of $250,000 (each such financing, a “Subsequent Financing”).  In the event Gottbetter elects not to participate in a Subsequent Financing, the Purchaser also shall have the right to participate in such Subsequent Financing to the extent and in the amount that Gottbetter does not participate. At least 15 days prior to the making or accepting an offer for a Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing and the details of such Subsequent Financing (a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person with whom such Subsequent Financing is proposed to be effected, and shall include, as an attachment thereto, a term sheet or similar document relating thereto.    If the Purchaser elects to participate in the Subsequent Financing, the closing of such Subsequent Financing shall be as mutually agreed between the parties participating in such Subsequent Financing. If by 6:30 p.m. (Eastern Time) on the fifteenth day after the Purchaser has received the Subsequent Financing Notice, the Purchaser fails to notify the Company of its election to participate or elects to participate in an amount that is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.  The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 1.4(a), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 days after the date of the initial Subsequent Financing Notice.

(b) In the event that the Purchaser elects to participate in a Subsequent Financing, the Purchaser may, at its option, on one occasion only, exchange any or all shares of Series B Preferred Stock held by the Purchaser for securities issued in the Subsequent Financing at a rate of 1 Preferred Share for each $11,500 of securities issued in the Subsequent Financing.

(c) Notwithstanding the foregoing, Section 1.4(a) shall not apply in respect to the issuance of the following (each, a “Permitted Financing”): (i) shares of Common Stock or Common Stock options, warrants or other rights to purchase Common Stock issued to employees, officers, directors or consultants of the Company pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company or shares of Common Stock issued upon exercise of any option or warrant or conversion of any convertible security issued pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company, (ii) securities issued upon the exercise of or conversion of any securities issued pursuant to this Agreement, (iii) Common Stock issued upon the exercise or conversion of options, warrants, preferred stock or convertible debt instruments issued and outstanding on the date of this Agreement; provided that, (A) such securities have not been amended since the date of this Agreement to increase the number of such securities or underlying Common Stock or (B) to decrease the exercise or conversion price of any such security (except in the case of (A) and (B) pursuant to any anti-dilution or price reset provisions or otherwise that are in effect as of the date hereof), (iv) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include an issuance or transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (v) securities issued in connection with loans made to the Company or Xeni Financial Services, Corp. for the purpose of financing loans from the Company or its subsidiaries to healthcare providers as part of the business of Xeni Financial Services, Corp.

ARTICLE II

SECURITY DOCUMENTS

2.1 Company Security Documents.

(a) Security Agreement. All of the obligations of the Company under the Preferred Shares shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to that certain Security Agreement dated September 28, 2007 between the Company and the Purchaser (the “Security Agreement”). The parties acknowledge and agree that the term “Obligations” as defined in the Security Agreement, includes all obligations of the Company to the Purchaser, including without limitation, those obligations of the Company under the Series B Preferred Stock and Transaction Documents (as defined herein in Section 3.6). Such lien is and shall remain expressly subordinated and junior to the liens of Gottbetter as is set forth in the Security Agreement.

(b) Guaranty. All of the obligations of the Company under the Preferred Shares shall be guaranteed pursuant to those certain guaranty agreements (each, a “Guaranty Agreement” and collectively, the “Guaranty Agreements”), each dated September 28, 2007 between Purchaser and each of the following subsidiaries of the Company (each a “Subsidiary and collectively, the “Subsidiaries”): MDwerks Global Holdings, Inc., a corporation, organized under the laws of the State of Florida (“MGHI”), Xeni Medical Systems, Inc., a corporation organized under the laws of the State of Delaware (“XMSI”), Xeni Financial Services Corp., a corporation organized under the laws of the State of Florida (“XFSC”), Xeni Medical Billing, Corp., a corporation organized under the laws of the State of Delaware (“XMBC”), and Patient Payment Solutions, Inc., a corporation organized under the laws of the State of Florida (“PPS”). Each Subsidiary acknowledges and agrees that the term “Obligations” as defined in the applicable Guaranty Agreement, includes all obligations of the Company to the Purchaser, including without limitation, those obligations of the Company under the Series B Preferred Stock and Transaction Documents.

(c) Guarantor Security Documents. All of the obligations of each Subsidiary under its Guaranty Agreement shall be secured by a lien on all the personal property and assets of such Subsidiary now existing or hereinafter acquired granted pursuant those certain guarantor security agreements (each, a “Guarantor Security Agreement” and collectively, the “Guarantor Security Agreements”), each dated September 28, 2007 between Purchaser and each Subsidiary. Each Subsidiary acknowledges and agrees that the term “Obligations” as defined in the applicable Guarantor Security Agreement, includes all obligations of the Company to the Purchaser, including without limitation, those obligations of the Company under the Series B Preferred Stock and Transaction Documents. The parties further acknowledge and agree that the lien on the personal property of XFSC does not include the accounts receivable of XFSC as is set forth in XFSC’s security agreement with Purchaser and that liens granted pursuant to the Guarantor Security Agreements are and shall remain expressly subordinated and junior to the liens of Gottbetter as further set forth in the Guarantor Security Agreements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations in all material respects under the Transaction Documents.

3.2 Subsidiaries. The Company has no subsidiaries other than the Subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, free and clear of any and all Liens (as defined in Section 8.3), except Permitted Liens (as defined in Section 8.3), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3 Compliance.

(a) Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such that, individually or in the aggregate, such default(s) and violations(s) would not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) The business of the Company and each Subsidiary is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self regulatory organization and Trading Market applicable to the Company or any Subsidiary), except such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing. For purposes of this Agreement, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market.

3.4 Capitalization.

(a) As of the date hereof and without giving effect to the sale of Securities at Closing as contemplated hereby, the Company’s authorized capital stock consists of (1) 100,000,000 shares of Common Stock, par value $.001 per share, of which 12,940,065 shares are outstanding and (2) 10,000,000 shares of preferred stock, par value $.001 per share, of which (x) 1,000 shares have been designated as Series A Convertible Preferred Stock, par value $0.001 per share, of which 2 shares are outstanding and included in the Common Stock shares reserved above, and (y) 250 shares have been designated as Series B Convertible Preferred Stock, par value $0.001, of which 200 shares are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable. 14,575,095 shares of Common Stock are reserved for issuance upon the exercise or conversion of all outstanding warrants, convertible notes, options, or other securities exchangeable, convertible or exercisable into shares of Common Stock

(b) Except for the Securities, or as disclosed in Schedule 3.4(b) attached hereto:

(i) no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any Liens or encumbrances suffered or permitted by the Company;

(ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary;

(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.13 hereof) of the Company or any Subsidiary in excess of $100,000 or by which the Company or a Subsidiary is or may become bound and involves Indebtedness in excess of $100,000;

(iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or its Subsidiaries;

(v) there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”);

(vi) there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or a Subsidiary;

(vii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and

(viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.5 Issuance of Securities.

(a) The Securities to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing Date, the Company has authorized and has reserved free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred twenty-five percent (125%) of the aggregate number of shares of Common Stock to effect the conversion of the Preferred Shares (the “Conversion Shares”) and one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrants (the “Warrant Shares”).

(b) The Conversion Shares and Warrant Shares, when issued and paid for upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

(c) Assuming the accuracy of each of the representations and warranties made by the Purchaser and set forth in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), the issuance by the Company to the Purchaser of the Securities is exempt from registration under the Securities Act.

3.6 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, that certain First Amendment to Registration Rights Agreement to be entered into between the Company and the Purchaser on even date herewith in the form attached hereto as Exhibit D (the “Registration Rights Agreement Amendment”), which amends that certain Registration Rights Agreement dated as of September 28, 2007 (the “Registration Rights Agreement”), which First Amendment to the Registration Rights Agreement is the Security Agreement, the Certificate of Designations for the Series B Preferred Stock, and the Warrants, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities (including without limitation, the Conversion Shares and Warrant Shares) in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Preferred Shares and the Warrants, have been duly authorized by the Board, and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights and remedies generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or by principles of public policy thereunder.

3.7 Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Conversion Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party (except where such defaults, conflicts, rights of termination, amendment, acceleration or cancellation have been waived or postponed until the fulfillment of the Company’s obligations under the Transaction Documents), or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules and regulations of any governmental or any regulatory agency, self-regulatory organization, or Trading Market applicable to the Company) or by which any property or asset of the Company are bound or affected, except in the case of clauses (ii) and (iii), for such breaches, violations or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 Governmental Consents. Except for (i) filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to disclose the existence of the transactions contemplated by this Agreement, (ii) the filing of a registration statement pursuant to the Registration Rights Agreement (as defined in Section 3.6), (iii) application(s) to each Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental or any regulatory agency, self-regulatory organization or any other Person (as defined in Section 3.12) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which might prevent the Company from obtaining or effecting any of the foregoing.

3.10 Registration and Approval of Sale of Securities. Based in material part upon the representations and warranties herein (and in the other Transaction Documents) of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder (except in the case of state securities laws, for any failures to comply that, individually or in the aggregate, will not have a Material Adverse Effect). Assuming the accuracy of the representations and warranties in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as is contemplated hereby. Neither the Company nor any Person acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to either (a) bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act or applicable state securities laws, or (b) trigger shareholder approval provisions under the rules or regulations of any Trading Market. Neither the Company nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has: (x) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities; or (y) directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates that it controls or Persons acting on its or their behalf engage in any form of general solicitation or take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

3.11 Placement Agent’s Fees. Except as set forth on Schedule 3.11, no brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Purchaser or any of its affiliates) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

3.12 Litigation. Except as disclosed in Schedule 3.12 or as disclosed in the SEC Documents, there is no action, suit, written notice of violation, or written notice of any proceeding pending or, to the knowledge of the Company, threatened against or affecting the Common Stock or the Company, any Subsidiary or any of their respective executive officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), self regulatory authority or Trading Market (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or executive officer thereof (in his/her capacity as such), is or, within the last five years, has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or threatened in writing, any investigation by the United States Securities and Commission (the “Commission” or “SEC”) involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.13 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents (as defined in Section 3.14), neither the Company nor any Subsidiary (a) has any outstanding Indebtedness (as defined below in this Section 3.13), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3.14 Financial Information; SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation as to the information included in any SEC Documents prepared by third parties and included therein, and the Company makes no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents. Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, that the Company makes no representation as to the information included in any SEC Documents prepared by third parties and included therein, and the Company makes no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation as to the information included in any SEC Documents prepared by third parties and included therein and the Company makes no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and remain subject to year end adjustments, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

3.15 Absence of Certain Changes or Developments. Except as disclosed in Schedule 3.15 attached hereto or as disclosed in the SEC Documents or as contemplated herein and in the Transaction Documents, since September 30, 2007:

(a) there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under Exchange Act, Securities Act, or rules or regulations of any Trading Market, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed;

(b) the Company has not:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(ii) borrowed any amount in excess of $250,000 or incurred or become subject to any other liabilities in excess of $250,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(iii) discharged or satisfied any Lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business and payments of principal and interest to Gottbetter;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(x) entered into any material transaction, whether or not in the ordinary course of business that has not been disclosed in the SEC Documents;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) altered its method of accounting, except to the extent required by GAAP;

(xv) issued any equity securities to any officer, director or affiliate (as such term is defined in Rule 144 of the Securities Act), except pursuant to existing Company stock, option, equity incentive or similar incentive plans; or

(xvi) entered into an agreement, written or otherwise, to take any of the foregoing actions.

3.16 Solvency. The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or similar law. The Company does not have any actual knowledge nor has it received any written notice that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.17 Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that if made or not made would be reasonably likely to have a Material Adverse Effect.

3.18 Foreign Corrupt Practices. None of the Company, any Subsidiary, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions for or on behalf of the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.19 Transactions With Affiliates. Except as set forth in the SEC Documents or as disclosed in Schedule 3.19 attached hereto, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.20 Insurance. Except as disclosed in Schedule 3.20, the Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.21 Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the actual knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.22 Title. Except as set forth in the SEC Documents or Schedule 3.22, the Company and each Subsidiary have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all Liens. Any real property and facilities held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

3.23 Intellectual Property Rights. The Company and its Subsidiaries own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable measures to protect the value of the Intellectual Property Rights.

3.24 Environmental Laws. The Company and each of its Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.25 Tax Matters. The Company and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.26 Sarbanes-Oxley Act; Internal Accounting and Disclosure Controls. The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP and the applicable requirements of the Exchange Act.

3.27 Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

3.28 Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $250,000 (each, a “Material Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Material Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. The Company has not given or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract.

3.29 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2007. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

3.30 No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

3.31 Ranking of Series B Preferred Stock. No capital stock of the Company is senior to or ranks pari passu with the Series B Preferred Stock in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

3.32 Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

3.33 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such maintenance requirements.

3.34 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

3.35 Disclosure. All written disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided however, the Company makes no representation as to studies and reports prepared by third parties not engaged by the Company and included in the materials delivered to Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

4.1 Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof except in compliance with the Securities Act, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a Registration Statement (defined below) or otherwise in compliance with applicable federal and state securities laws), except in compliance with the Securities Act. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.3 Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

4.4 Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.5 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6 No Short Position. Neither the Purchaser nor any of its affiliates has an open short position in the Common Stock of the Company. From and after Closing, the Purchaser will not use any share of Common Stock acquired pursuant to this Agreement to cover any short position until such time as the Registration Statement covering such share of Common Stock has been declared effective by the Commission. For purposes of this Agreement a “short sale” or “short position” includes, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

ARTICLE V

CONDITIONS TO CLOSING OF THE PURCHASER

The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser’s satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by such Purchaser:

5.1 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

5.3 No Impediments. Neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

5.4 Other Agreements and Documents. The Company shall have delivered the following agreements and documents:

(a) Certificates, registered in the name of the Purchaser, representing the Preferred Shares;

(b) The Series F Warrant in the form of Exhibit B attached hereto;

(c) The Series G Warrant in the form of Exhibit C attached hereto;

(d) The First Amendment to the Registration Rights Agreement in the form of Exhibit D hereto, executed by the Company;

(e) An opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit E hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser;

(f) The Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit F attached hereto, shall have been delivered to the Company’s transfer agent.

(g) To the extent necessary, Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and each Subsidiary;

(h) A Certificate of Good Standing from the state of incorporation of the Company and each Subsidiary;

(i) A certificate of the Company’s CEO, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) other matters as the Purchaser shall reasonably request; and

(j) A completed and duly executed Florida documentary stamp tax return on Form DR-228.

5.5 Certificate of Designations. The Company shall have filed the Amended and Restated Certificate of Designations for the Series B Preferred Stock in the form attached hereto as Exhibit A with the Delaware Secretary of State.

5.6 Trading Markets. The listing or trading of the Conversion Shares and Warrant Shares on each Trading Market shall have been approved by such Trading Market authority.

5.7 Gottbetter Consent. The Company shall have obtained the consent of Gottbetter to the transactions contemplated hereby.

5.8 Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser’s determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser’s best interests.

ARTICLE VI

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1 Representations. The representations made by the Purchaser pursuant to Article IV hereof shall be true and correct when made and shall be true and correct on the Closing Date.

6.2 No Impediments. Neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of the Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Preferred Share remains outstanding, as follows:

7.1 Maintenance of Corporate Existence. The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business, except where the failure to maintain such corporate existence, rights, franchises, licenses and rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document.

7.2 Maintenance of Properties. The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall its subsidiaries to at all times comply with each material provision of all material leases to which it is a party or under which it occupies property.

7.3 Payment of Taxes. The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

7.4 Payment of Indebtedness. The Company shall, and shall cause its subsidiaries to, pay or cause to be paid when due all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a Lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries, except where the Company (or its subsidiary, as the case may be) disputes the payment of such Indebtedness in good faith by appropriate proceedings.

7.5 Reservation of Common Stock. The Company shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock not less than one hundred twenty-five percent (125%) of the aggregate number of shares of Common Stock to effect the conversion of the Preferred Shares and one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrants.

7.6 Maintenance of Insurance. The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

7.7 Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a) any Event of Default (as hereinafter defined);

(b) any other event of noncompliance by the Company or its subsidiaries under this Agreement in any material respect;

(c) the institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, would result in a Material Adverse Effect whether or not arising in the ordinary course of business; or

(d) any information relating to the Company or any subsidiary which would reasonably be expected to result in a material adverse effect on its inability to perform its obligations of under any Transaction Document.

Any notice given under this Section 7.7 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

7.8 Compliance With Agreements. The Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

7.9 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

7.10 Compliance With Laws. The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

7.11 Protection of Licenses, etc. The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them, (except where the failure to defend and protect such licenses and sublicenses would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document) and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

7.12 Accounts and Records; Inspections.

(a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with GAAP applied on a consistent basis.

(b) The Company shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder’s expense.

(c) Nothing contained in this Section 7.12 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.13 Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.14 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement solely for the purpose of working capital; the Company will not use such proceeds for the purpose of paying Indebtedness for borrowed money except for principal and interest payments, when due, owed to Gottbetter pursuant to promissory notes issued on October 19 and November 9, 2006, respectively, in the aggregate principal amount of $5,000,000.

7.15 Payment of the Preferred Share Dividends. The Company shall pay the dividends on, and redeem, the Preferred Shares, in the time, the manner and the form as provided in the Certificate of Designations for the Series B Preferred Stock.

7.16 SEC Reporting Requirements. For so long as the Purchaser beneficially owns any of the Securities, and until such time as all the Conversion Shares and Warrant Shares are saleable by the Purchaser without restriction as to volume or manner of sale under Rule 144 under the Securities Act, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. As long as the Purchaser owns Securities, Conversion Shares or Warrant Shares, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 or any successor rule such information as is required for the Purchaser to sell the Securities under Rule 144 without regard to the volume and manner of sale limitations. The Company further covenants that it will take such further action as any holder of Securities, Conversion Shares or Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities, Conversion Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

7.17 Listing Maintenance. The Company hereby agrees to use best efforts to maintain the listing or trading of the Common Stock on a Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of, each such Trading Market on which the Company’s Common Stock is listed or trades.

7.18 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) and shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Security Agreement, the Guaranty Agreements, the Guarantor Security Agreements, each form of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days (defined below) following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Purchaser. For purposes of this Agreement, “Trading Day” means any day during which the principal Trading Market on which the Common Stock is listed or traded shall be open for trading.

7.19 Further Assurances. From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

For purposes of Articles VII-IX, the term “subsidiary” shall be deemed to include each Subsidiary and any subsidiary of the Company acquired or formed after the date hereof.

ARTICLE VIII

NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as more than 12.5% of the aggregate amount of authorized shares of Series B Preferred Stock remain outstanding (or such amount as adjusted for stock splits, recapitalizations and similar transactions), it will not (and not allow any subsidiary to), without the prior written consent of the holder(s) of more than 50% of number of shares of Series B Preferred Stock outstanding (the “Majority Holders”), directly or indirectly:

8.1 Distributions and Redemptions. (i) Except with respect to the Series B Preferred Stock, declare or pay any dividends or make any distributions to any holder(s) of any shares of capital stock of the Company or (ii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of Common Stock of the Company or warrants or rights to acquire such Common Stock, except as may be required by the terms of the Series B Preferred Stock; or (iii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of preferred stock of the Company or warrants or rights to acquire such stock, except as may be required by the terms of such preferred stock.

8.2 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

8.3 Liens. Except as provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary (each, a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(c) liens existing on the date hereof securing Indebtedness of the Company or any subsidiary that are senior to liens on the same assets held by the Purchaser and that are filed prior to the date hereof and disclosed in Schedule 3.22 hereto;

(d) liens securing Indebtedness of the Company or any subsidiary which is in an aggregate principal amount not exceeding $250,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

(e) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(f) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(g) any attachment or judgment lien not constituting an Event of Default;

(h) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(i) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(j) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(l) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries;

(m) the replacement, extension or renewal of any lien permitted by this Section 8.3 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

(n) Liens on accounts receivable, security interests, loan documents, reserve accounts and the proceeds thereof of the Company and its subsidiaries securing obligations under any Permitted Financing Indebtedness (defined below); provided that such Liens are: (i) placed on assets of the Company and its subsidiaries not securing obligations of the Company to Purchaser under the Transaction Documents; or (ii) expressly subordinated to the Liens on the assets of the Company and its subsidiaries granted to Purchaser under the Transaction Documents.

All of the foregoing Liens described in subsections (a) - (n) above shall be referred to as “Permitted Liens”.

8.4 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a) Indebtedness to the extent disclosed in the SEC Documents filed prior to the date hereof and otherwise existing on the date hereof;

(b) Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $250,000 and is subordinate to the Indebtedness under this Agreement;

(c) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(d) Indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries;

(e) Indebtedness relating to loans from the Company to its subsidiaries;

(f) Indebtedness relating to capital leases in an amount not to exceed $250,000;

(g) accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;

(h) Indebtedness of XFSC to Northern Healthcare LLC or its affiliates in connection with a revolving credit facility not to exceed $2.5 million to be used by XFSC to provide financing to certain clients of Medical Solutions Management, Inc.; or

(i) Indebtedness of the Company and its subsidiaries to a third party relating to a credit facility or similar financing arrangement not to exceed $25 million between such third party and XFSC.

The foregoing Indebtedness described in subsections (h) - (i) above shall be referred to as “Permitted Financing Indebtedness”.

Purchaser hereby agrees that clause (i) of Section 8.4 of that certain Securities Purchase Agreement, dated September 28, 2007, between Purchaser and the Company is hereby amended and restated in its entirety to read as is set forth in clause (i) of Section 8.4 of this Agreement.

8.5 Capital Stock. Except for issuances to the Purchaser, issue any equity security that is senior to or ranks pari passu with the Series B Preferred Stock, whether with respect to right of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

8.6 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

8.7 Change of Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of Securities by the Purchaser, Medical Solutions Management, Inc., or Purchaser’s or Medical Solutions Mangagment Inc.’s designees or affiliates, shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.8 Amendment of Charter Documents. The Company shall not amend or waive any provision of the Certificate of Incorporation or Bylaws of the Company in any way that materially adversely affects the rights of the Purchaser without the prior written consent of the Purchaser.

8.9 Loans and Advances. Except for loans and advances outstanding as of the Closing Date and loans and advances to clients through XFSC, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any Person, except for intercompany loans or advances and those provided for in this Agreement. Notwithstanding anything to the contrary contained herein, Purchaser hereby consents, pursuant to the terms of this Agreement and that certain Securities Purchase Agreement, dated September 28, 2007, between Purchaser and the Company to the following loans made by the Company to Patient Access Solutions, Inc. (“PAS”), each of which is evidenced by a secured promissory note:

Principal Amount	Date
$25,000	September 30, 2007
$25,000	October 15, 2007
$16,667	October 30, 2007
$16,667	November 15, 2007
$16,667	November 30, 2007
$16,667	December 15, 2007
$16,667	December 31, 2007

8.10 Transactions with Affiliates.

(a) Make any intercompany transfers to XFSC of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(b) Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm’s length transaction.

(c) Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

8.11 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by the Company or any subsidiary, except where the entry into such new lines of business in the aggregate does not involve expenditures by the Company or its Subsidiaries in excess of $250,000 in a calendar year or the issuance of securities in the aggregate with a value in excess of $250,000 in a calendar year.

8.12 Investments. Make any investments in excess of $250,000 in a calendar year in the aggregate in, or purchase any stock, option, warrant, or other security or evidence of Indebtedness of, any Person (exclusive of any subsidiary), other than (i) obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million; (ii) loans made to, and purchases of accounts receivable of, healthcare providers in the ordinary course of business of XFSC and (iii) loans in the aggregate amount of $133,335 from the Company to PAS.

8.13 Registration Statements. Without the consent of the Purchaser, file any registration statement with the Commission until the earlier of: (i) 60 Trading Days following the date that a registration statement or registration statements registering all the Conversion Shares and Warrant Shares is declared effective by the Commission; and (ii) the date the Conversion Shares and Warrant Shares are saleable by Purchaser under Rule 144 under the Securities Act without limitation as to volume or manner of sale; provided that this Section shall not prohibit the Company from filing a registration statement on Form S-4 or other applicable from for securities to be issued in connection with acquisitions of businesses by the Company or its subsidiaries, or post effective amendments to registration statements that were declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.

ARTICLE IX

EVENTS OF DEFAULT

9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

(a) if the Company shall default in the payment of any dividend on or redemption of any Preferred Share when the same shall become due and payable; and in each case such default shall have continued without cure for five (5) Trading Days after written notice (a “Default Notice”) is given to the Company of such default;

(b) if the Company shall default in the performance of any of the covenants contained in Articles VII or VIII hereof and (i) such default shall have continued without cure for ten (10) Trading Days after a Default Notice is given to the Company or (ii) such default shall have materially adversely affected the Purchaser regardless of any action taken by the Company to cure such default;

(c) subject to any grace periods and the ability of the Company to delay the effectiveness of the Registration Statement pursuant the Registration Rights Agreement, any registration statement (each, a “Registration Statement”) providing for the resale of Conversion Shares and Warrant Shares is not declared effective by the Commission on or prior to the date which is thirty (30) days after the date required therefor by the Registration Rights Agreement, unless the failure of such Registration Statement to become effective results from the Commission’s refusal to grant effectiveness by reason of its application of Rule 415 under the Securities Act;

(d) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at least one of the following: the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days and such suspension from listing (or listing on an alternate exchange or quotation system) is not cured within ten (10) days after the tenth (10th) consecutive day of such suspension from listing;

(e) the Company’s notice to the Purchaser, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of Conversion Shares upon conversion of Preferred Shares or issuance of Warrant Shares upon exercise of the Warrants;

(f) the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Preferred Shares or exercise of a Warrant by the fifth (5th) Trading Day after the date of delivery required therefor or otherwise in accordance with the provisions of the Transaction Documents, (ii) file a Registration Statement in accordance with the terms of the Registration Rights Agreement, or (iii) make the payment of any fees and/or liquidated damages under this Agreement or any Transaction Document, which failure in the case of items (i) and (iii) of this Section is not remedied within five (5) Trading Days after the incurrence thereof and, solely with respect to item (iii) above, five (5) Trading Days after the Purchaser delivers a Default Notice to the Company of the incurrence thereof;

(g) while a Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the Company has not exercised its rights pursuant to Section 3(n) of the Registration Rights Agreement;

(h) if the Company shall default in the performance of any other material agreement or covenant contained in this Agreement or the Transaction Documents and such default shall not have been remedied to the satisfaction of the Purchaser within thirty-five (35) days after a Default Notice shall have been given to the Company;

(i) if any material representation or warranty made in this Agreement, any Transaction Document or in or any certificate delivered by the Company or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

(j) the Company shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(k) if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(l) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Company or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof; or

(m) the Company or any subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(n) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or.

9.2 Remedies.

(a) Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company require the Company to immediately redeem in cash all or a portion of the Preferred Shares held by the Purchaser at a price per share equal to one hundred twenty-five percent (125%) of the Stated Value of the Series B Preferred Stock plus all accrued and unpaid dividends thereon at the time of such request. The remedy conferred by this Section 9.2(a) shall not be exclusive of any other remedy provided by any Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

(b) The Purchaser, by written notice or notices to the Company, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(c) In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any dividend on or redemption of any Preferred Share, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, actual attorney’s fees, expenses and disbursements. No course of dealing and no delay on the part of a Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Purchaser’s rights. No right conferred hereby or by any Transaction Document upon the Purchaser shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

ARTICLE X

CERTIFICATE LEGENDS

10.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit I attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in this Section 10.1. Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 10.1 hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144 by the Purchaser without limitation as to volume or manner of sale, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering such Conversions Shares or Warrant Shares, if required by the Company’s transfer agent, to effect the removal of the legend hereunder. If all or any portion of the Preferred Shares or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, such Conversions Shares and Warrant Shares, as the case may be, shall be issued free of all legends. The Company agrees that following the effective date of the registration statement covering Conversion Shares or Warrant Shares or at such time as such legend is no longer required under this Section 10.1, it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Delivery Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to the Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

10.2 Liquidated Damages. The Company understands that a delay in the delivery of unlegended certificates for the Conversion Shares or the Warrant Shares as set forth in Section 10.1 hereof beyond the Delivery Date could result in economic loss to the Purchaser. If the Company fails to deliver to a Purchaser such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $500 of Conversion Shares or Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such Securities are submitted to the Company’s transfer agent) subject to Section 10.1, $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

10.3 Sales by the Purchaser. The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 10.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE XI INDEMNIFICATION

11.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the actual fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Purchaser pursuant to Section 5.4(i) hereof; or (b) any action instituted against the Purchaser or its affiliates, by any stockholder of the Company who is not an affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

11.2 Indemnification by the Purchaser. Purchaser shall defend, indemnify and hold harmless the Company and its subsidiaries and shall reimburse the Company and its Subsidiaries for, from and against each Loss directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Purchaser contained in any Transaction Document delivered to the Company or any of its subsidiaries pursuant thereto.

11.3 Procedure.

(a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article XI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

(b) In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense (except that the indemnifying party shall remain responsible for the reasonable fees and expenses of one separate counsel for the indemnified party in the event in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists).

(c) In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder.

(d) The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim. The each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(e) Notwithstanding anything in this Article XI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article XI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the Loss is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser.

12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally, by facsimile, or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified with return receipt, addressed as follows:

if to the Company:
MDwerks, Inc.
1020 NW 6th Street
Deerfield Beach, FL 33442
Telephone: (954) 389-8300
Facsimile: (954) 427-5871
Attention: Howard B. Katz, CEO

with a copy to:
Stephen P. Katz, Esq.
Peckar & Abramson, P.C.
70 Grand Avenue
River Edge, NJ 07661
Telephone: (201) 343-3434
Facsimile: (201) 343-6306

if to the Purchaser:
Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Phone: (212) 909-4600
Fax: (212) 909-4601
Attn: Shad Stastney
with a copy to:
Andrew D. Ketter, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202
Phone: (414) 277-5629
Fax: (414) 978-8972

Such communications shall be effective immediately if delivered in person or by confirmed facsimile, upon the date acknowledged to have been received in return receipt, or upon the next business day if sent by overnight courier service.

12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

12.9 Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and shall pay all documentary stamp or similar taxes imposed by any authority upon the transactions contemplated by this Agreement or any Transaction Document. The Company shall pay all reasonable, documented third-party fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all actual reasonable attorneys’ fees and expenses.

12.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement, as of the day and year first above written.

COMPANY:

MDWERKS, INC.

By:	/s/ Howard B. Katz
Name: Howard B. Katz
Title: Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

By:	/s/ Keith W. Hughes
Name: Keith W. Hughes
Title: Chief Financial Officer

EXHIBIT A

FORM OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK

EXHIBIT B

FORM OF SERIES F WARRANT

EXHIBIT C

FORM OF SERIES G WARRANT

EXHIBIT D

FORM OF FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF OPINION OF COUNSEL

EXHIBIT F

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

MDWERKS, INC.

as of January __, 2008

[Name and address of Transfer Agent]
Attn: _____________

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated January __, 2008, by and between MDwerks, Inc., a Delaware corporation (the “Company”), and the purchaser named therein (the “Purchasers”) pursuant to which the Company is issuing to the Purchasers shares of its Series B Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificate representing the Preferred Shares (with the original delivered to the Company) representing the Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such Preferred Shares or the Warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and you have not received any subsequent notice by the Company or its counsel of the suspension or termination of the effectiveness of such registration statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction; provided, however, that if you have not previously received written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement, and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

MDWERKS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:

Name:
Title:
Date:

EXHIBIT I

MDWERKS, INC.

FORM OF CONVERSION NOTICE

Reference is made to the Certificate of Designations Designating the Series B Preferred Stock of MDwerks, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $.001 per share (the “Preferred Shares”), of MDwerks, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date to effect conversion: ______________________________________________________________

Number of shares of Preferred Stock owned prior to conversion: __________________________________

Number of shares of Preferred Stock to be converted: __________________________________________

Stated Value of shares of Preferred Stock to be converted: ______________________________________

Applicable Conversion Price: ____________________________________________________________

Number of shares of Common Stock to be issued: _____________________________________________

Number of shares of Preferred Stock owned subsequent to conversion: ____________________________

[HOLDER]

By:
Name: Title:

EXHIBIT II

MDWERKS, INC.

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of MDwerks, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Dated: _________________	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned intends that payment of the Warrant Price shall be made as (check one or both):

Cash Exercise  _______

Cashless Exercise       _______

In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is _______________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date prior to exercise, which product is _________________.

Net Number =   (A x B) - (A x C)
                         B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn: _____________

Re: MDwerks, Inc.

Ladies and Gentlemen:

We are special counsel to MDwerks, a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January __, 2008, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers secured convertible promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of January __, 2008, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ________________, 2007, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:

cc: [LIST NAMES OF PURCHASERS]

Schedule 1.4(a)—Investment Amounts

Investor	Investment Amount
Gottbetter Capital Master, Ltd.	$5,000,000
Vicis Capital Master Fund	$3,075,000

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(i)

1.
Section 4(o)(iii) of the Securities Purchase Agreement, dated October 19, 2006, between Gottbetter Capital Master, Ltd. and the Company contains a right of first refusal in favor of Gottbetter Capital Master, Ltd. with respect to issuances of securities by the Company.

2.
Section 4(o)(iii) of the Securities Purchase Agreement, dated November 9, 2006, between Gottbetter Capital Master, Ltd. and the Company contains a right of first refusal in favor of Gottbetter Capital Master, Ltd. with respect to issuances of securities by the Company.

3.	Securities Purchase Agreement by and between MDwerks, Inc. and Vicis Capital Master Fund dated September 28, 2007.

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(ii)

See attached

MDwerks, Inc.
Fully Diluted Capital Table
As of 1/15/08

				Issued &
		Issued &		Issuable
		Issuable		w/ Reserve
Common Stock Issued		12,940,065		12,940,065

Other Issued and Issuable:

Preferred Series A Issued (Common Stock Equivalent)	40,000		40,000

9/28/07 Preferred Series B Issued (Common Stock Equivalent)*	888,889		1,111,111

12/28/07 Preferred Series B (Common Stock Equivalent)*

Warrants Granted**(Pages 2-3)	5,566,345		6,503,845

Options Granted (Pages 4-5)	3,514,250		3,514,250

Debt Conversion (Common Stock Equivalent)**	2,222,222		3,888,889

Total Other Issued and Issuable		12,231,706		15,058,095

Total Issued and Issuable		25,171,771		27,998,160

* Preferred Series B Shares reserved at 125% (included above)
9/28/07 Preferred Series B	888,889		1,111,111
1/18/08 Preferred Series B			-

** Warrants and Debt Conversion reserved at 175% (included above)
Warrants Issued with Note	750,000		1,312,500
Warrants Issued for 9/27/07 Note Deferral	500,000		875,000
Warrants Issued for 1/18/08 Note Deferral	0		-
Debt Conversions	2,222,222		3,888,889

MDwerks, Inc.
Warrants
As of 1/15/08

				Warrant
	Warrant Grant		Shares	Expiration
	Date	Value	Granted	Date
MDwerks, Inc.
Thomas Stephens	11/16/05	$2.50	5,000	11/16/08
Roger Hermes	11/16/05	$2.50	10,000	11/16/08
Ronald Hankins	11/16/05	$2.50	8,800	11/16/08
Rosemarie Manchio	11/16/05	$2.50	10,000	11/16/08
Alphonse Tribuiani	11/16/05	$2.50	10,000	11/16/08
Carlos A. Jimenez	11/16/05	$2.50	10,000	11/16/08
Carlos A. Jimenez/Jason Beccaris	11/16/05	$2.50	10,000	11/16/08
Constantine G. Barbounis	11/16/05	$2.50	20,000	11/16/08
Daniel O'Sullivan	11/16/05	$2.50	40,000	11/16/08
Daniel R. Brown	11/16/05	$2.50	10,000	11/16/08
Domenico Iannucci	11/16/05	$2.50	100,000	11/16/08
Donna Hachem Rev. Trust	11/16/05	$2.50	20,000	11/16/08
Dr. Irving Karten	11/16/05	$2.50	10,000	11/16/08
Eric W. Penttinen	11/16/05	$2.50	10,000	11/16/08
Jamie Toddings	11/16/05	$2.50	10,000	11/16/08
Jason Clarke/Tanya Clark	11/16/05	$2.50	10,000	11/16/08
Jonathan Rotella	11/16/05	$2.50	10,000	11/16/08
JTP Holdings, LLC	11/16/05	$2.50	10,000	11/16/08
Philip J. Hempleman	11/16/05	$2.50	40,000	11/16/08
Robert E. Zimmerman	11/16/05	$2.50	30,000	11/16/08
Roger Walker	11/16/05	$2.50	10,000	11/16/08
SCG Capital LLC	11/16/05	$2.50	120,000	11/16/08
Todd Weisberg	11/16/05	$2.50	20,000	11/16/08
Jon Zimmerman	11/16/05	$2.50	20,000	11/16/08
Todd Snyder	11/16/05	$2.50	20,000	11/16/08
RAJ Inv	3/22/06	$3.00	20,000	3/22/09
Daniel Sullivan	3/22/06	$3.00	40,000	3/22/09
Kevin Walker	3/22/06	$3.00	20,000	3/22/09
Rick Bennett	3/22/06	$3.00	20,000	3/22/09
Brookshire Placement fee	6/28/06	$1.50	10,000	6/27/11
Frank Cappo	4/20/06	$3.00	40,000	4/20/09
Rion Needs	4/20/06	$3.00	20,000	4/20/09
Joseph Levine	5/4/06	$3.00	20,000	5/4/09
Tim Johnson	5/4/06	$3.00	20,000	5/4/09
Joe Sparieino	5/4/06	$3.00	20,000	5/4/09
Gerald Hueper	5/12/06	$3.00	16,666	5/12/09
Terence Smith	5/12/06	$3.00	20,000	5/12/09
Kevin & Brenda Narcomey	5/12/06	$3.00	8,333	5/12/09
PHD Investements	5/15/06	$3.00	50,000	5/15/09
Louise Rehling	5/15/06	$3.00	8,334	5/15/09
Scott Mcnair	5/18/06	$3.00	16,667	5/18/09
Daniel Craig Sager	5/18/06	$3.00	8,334	5/18/09
Joseph Lewin	5/18/06	$3.00	20,000	5/18/09
GH Medical PSP	5/22/06	$3.00	25,000	5/22/09

MDwerks, Inc.
Warrants
As of 1/15/08

				Warrant
	Warrant Grant		Shares	Expiration
	Date	Value	Granted	Date
MDwerks, Inc.
Joe & Carolyn Hubbard	5/22/06	$3.00	20,000	5/22/09
John Harrison	5/22/06	$3.00	10,000	5/22/09
Melvin Sanders	6/6/06	$3.00	20,000	6/6/09
Randy Bean Revocable	6/6/06	$3.00	10,000	6/6/09
Edward White/Brenda Fortunate	6/6/06	$3.00	10,000	6/6/09
Kevin & Brenda Narcomey	6/6/06	$3.00	8,333	6/6/09
James Lees	6/6/06	$3.00	25,000	6/6/09
Michael Anderson	6/6/06	$3.00	20,000	6/6/09
Sharon Sootin	6/29/06	$3.00	30,000	6/29/09
John Harrison	6/29/06	$3.00	10,000	6/29/09
Edward White/Brenda Fortunate	6/29/06	$3.00	10,000	6/29/09
Arrowhead Consultants, Inc	11/16/05	$2.50	59,800	11/16/08
Brookshire Securities Corp.	11/16/05	$1.25	64,000	11/16/10
Brookshire Securities Corp.	11/16/05	$2.50	6,800	11/16/08
Brookshire Placement fee	6/28/06	$1.50	46,667	6/27/11
Noteholders	7/5/06	$1.25	90,000	7/4/10
David Goldner	8/24/06	$2.25	111,111	8/24/09
Todd Adler	10/18/06	$1.25	30,000	10/18/09
John Garrell	10/18/06	$1.25	15,000	10/18/09
Gottbetter Series D Warrants	10/19/06	$2.25	187,500	10/19/11	*
Gottbetter Series E Warrants	10/19/06	$2.25	187,500	10/19/11	*
Gottbetter Series D Warrants	11/9/06	$2.25	187,500	11/9/11	*
Gottbetter Series E Warrants	11/9/06	$2.25	187,500	11/9/11	*
Husni Charara	10/18/06	$3.76	175,000	10/18/09
Alphonse Tribuiani	10/18/06	$3.76	10,000	10/18/09
Angela Rosania	10/18/06	$3.76	15,000	10/18/09
Roger Lallemond	10/18/06	$3.76	25,000	10/18/09
Joseph Carino	10/18/06	$4.00	2,500	10/18/09
Troy Goldberg	10/18/06	$4.00	2,500	10/18/09
Sierra Equity Group	10/18/06	$3.00	12,500	10/18/09
Gottbetter Series D Warrants	9/27/07	$2.25	500,000	9/27/12	*
Vicis Series F Warrants	9/28/07	$2.25	1,500,000	9/28/14
Vicis Series G Warrants	9/28/07	$2.50	1,000,000	9/28/14
Vicis Series F Warrants	1/18/08	$2.25	0	1/18/15
Vicis Series G Warrants	1/18/08	$2.50	0	1/18/15
Total Warrants			5,566,345

* To be reserved at 175%

MDwerks, Inc.
2005 Incentive Compensation Plan Report - Options
As of 1/15/08

			Shares Granted
			Incentive	Non-Qual
	Option Grant		Stock	Stock		Exercise Date and %
	Date	Value	Option	Option	Total	33.3%	33.3%	33.4%
MDwerks, Inc.
Howard Katz	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Howard Katz	1/3/06	$3.40	25,000	0	25,000	1/3/07	1/3/08	1/3/09
H&D Katz as TEN ENT	1/3/06	$3.40	0	400,000	400,000	1/3/07	1/3/08	1/3/09
Howard Katz	6/19/06	$4.00	3,750	0	3,750	6/19/07	6/19/08	6/19/09
H&D Katz TEN ENT	6/19/06	$4.00	0	246,250	246,250	6/19/07	6/19/08	6/19/09
H&D Katz TEN ENT	10/11/06	$2.25	0	500,000	500,000	10/11/06	10/11/07	10/11/08
H&D Katz TEN ENT	12/27/06	$1.39	0	50,000	50,000	12/27/06	12/27/06	12/27/06
H&D Katz TEN ENT	12/31/07	$0.38	263,000	0	263,000	12/31/07	12/31/07	12/31/07
Solon Kandel	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Solon Kandel	1/3/06	$3.40	25,000	0	25,000	1/3/07	1/3/08	1/3/09
S&V Kandel TEN ENT	1/3/06	$3.40	0	275,000	275,000	1/3/07	1/3/08	1/3/09
Solon Kandel	6/19/06	$4.00	3,750	0	3,750	6/19/07	6/19/08	6/19/09
S&V Kandel TEN ENT	6/19/06	$4.00	0	71,250	71,250	6/19/07	6/19/08	6/19/09
S&V Kandel TEN ENT	10/11/06	$2.25	0	100,000	100,000	10/11/06	10/11/07	10/11/08
Vincent Colangelo	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Vincent Colangelo	1/3/06	$3.40	25,000	0	25,000	1/3/07	1/3/08	1/3/09
V&M Colangelo TEN ENT	1/3/06	$3.40	0	100,000	100,000	1/3/07	1/3/08	1/3/09
Vincent Colangelo	6/19/06	$4.00	3,750	0	3,750	6/19/07	6/19/08	6/19/09
V&M Colangelo TEN ENT	6/19/06	$4.00	0	71,250	71,250	6/19/07	6/19/08	6/19/09
V&M Colangelo TEN ENT	10/11/06	$2.25	0	75,000	75,000	10/11/06	10/11/07	10/11/08
V&M Colangelo TEN ENT	12/27/06	$1.39	0	15,000	15,000	12/27/06	12/27/06	12/27/06
Gerald Maresca	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Gerald Maresca	1/3/06	$3.40	5,000	0	5,000	1/3/07	1/3/08	1/3/09
Gerald Maresca	6/19/06	$4.00	20,750	0	20,750	6/19/07	6/19/08	6/19/09
Gerald Maresca	6/19/06	$4.00	0	4,250	4,250	6/19/07	6/19/08	6/19/09
Gerald Maresca	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Stephen Weiss	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Stephen Weiss	1/3/06	$3.40	5,000	0	5,000	1/3/07	1/3/08	1/3/09
Stephen Weiss	6/19/06	$4.00	20,750	0	20,750	6/19/07	6/19/08	6/19/09
Stephen Weiss	6/19/06	$4.00	0	4,250	4,250	6/19/07	6/19/08	6/19/09
Stephen Weiss	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Stephen Weiss	12/27/06	$1.39	0	15,000	15,000	12/27/06	12/27/07	12/27/08
Total			525,750	1,977,250	2,503,000

Xeni Medical Systems, Inc.
Adam Friedman	6/19/06	$4.00	25,000	0	25,000	6/19/07	6/19/08	6/19/09
Adam Friedman	6/19/06	$4.00	0	15,000	15,000	6/19/07	6/19/08	6/19/09
Adam Friedman	12/27/06	$1.39	0	5,000	5,000	12/27/06	12/27/07	12/27/08
Lila Sobel	12/27/06	$1.39	30,000	0	30,000	12/27/06	12/27/07	12/27/08
Lila Sobel (resigned)	5/24/07		-20,000	0	-20,000
Phil Margetts	12/29/05	$3.25	20,000	0	20,000	12/29/06	12/29/07	12/29/08
Phil Margetts	6/19/06	$4.00	12,500	0	12,500	6/19/07	6/19/08	6/19/09
Phil Margetts	12/27/06	$1.39	10,000	0	10,000	12/27/06	12/27/07	12/27/08
Lyuda Koukos	12/29/05	$3.25	20,000	0	20,000	12/29/06	12/29/07	12/29/08
Lyuda Koukos	6/19/06	$4.00	12,500	0	12,500	6/19/07	6/19/08	6/19/09
Sue Barton	12/29/05	$3.25	15,000	0	15,000	12/29/06	12/29/07	12/29/08
Sue Barton	6/19/06	$4.00	6,250	0	6,250	6/19/07	6/19/08	6/19/09
Betty Faulk	12/29/05	$3.25	10,000	0	10,000	12/29/06	12/29/07	12/29/08
Betty Faulk	6/19/06	$4.00	5,000	0	5,000	6/19/07	6/19/08	6/19/09
Total			146,250	20,000	166,250

MDwerks, Inc.
2005 Incentive Compensation Plan Report - Options
As of 1/15/08

			Shares Granted
			Incentive	Non-Qual
	Option Grant		Stock	Stock		Exercise Date and %
	Date	Value	Option	Option	Total	33.3%	33.3%	33.4%
Xeni Medical Billing, Corp.
Larry Robinson	12/29/05	$3.25	10,000	0	10,000	12/29/06	12/29/07	12/29/08
Larry Robinson	6/19/06	$4.00	5,000	0	5,000	6/19/07	6/19/08	6/19/09
Larry Robinson (resigned)	8/25/06		-15,000	0	-15,000
Total			0	0	0

Directors, Vendors and Other
Stephen Katz	10/11/06	$2.25	44,000	0	44,000	10/11/06	10/11/07	10/11/08
Stephen Katz	10/11/06	$2.25	0	131,000	131,000	10/11/06	10/11/07	10/11/08
David Barnes	10/11/06	$2.25	44,000	0	44,000	10/11/06	10/11/07	10/11/08
David Barnes	10/11/06	$2.25	0	31,000	31,000	10/11/06	10/11/07	10/11/08
David Barnes	12/31/07	$0.38	150,000	0	150,000	12/31/07	12/31/07	12/31/07
Peter Dunne	6/19/06	$4.00	25,000	0	25,000	6/19/07	6/19/08	6/19/09
Peter Dunne	6/19/06	$4.00	0	50,000	50,000	6/19/07	6/19/08	6/19/09
Peter Dunne	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Peter Dunne	12/31/07	$0.38	35,000	0	35,000	12/31/07	12/31/07	12/31/07
Paul Kushner	6/22/06	$4.25	23,500	0	23,500	6/22/07	6/22/08	6/22/09
Paul Kushner	6/22/06	$4.25	0	51,500	51,500	6/22/07	6/22/08	6/22/09
Paul Kushner	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Paul Kushner	12/31/07	$0.38	35,000	0	35,000	12/31/07	12/31/07	12/31/07
Bennu Advisors	9/27/07	$0.67	100,000	0	100,000	9/27/07	9/27/08	9/27/09
David Goldner	9/27/07	$0.67	0	75,000	75,000	9/27/08	9/27/09	9/27/10
Total			456,500	388,500	845,000
Total Options			1,128,500	2,385,750	3,514,250

Expiration Schedule

All options expire on the tenth anniversary of the Option Grant Date

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(iii)

1.	Senior Secured Convertible Note, dated October 19, 2006, in the original principal amount of $2,500,000, issued by the Company to Gottbetter Capital Master, Ltd.

2.	Senior Secured Convertible Note, dated November 9, 2006, in the original principal amount of $2,500,000, issued by the Company to Gottbetter Capital Master, Ltd.

3.	Securities Purchase Agreement by and between MDwerks, Inc. and Vicis Capital Master Fund dated September 28, 2007

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(iv)

See attached

Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MDWERKS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2007.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "MDWERKS, INC." WAS INCORPORATED ON THE TWENTY-SECOND DAY OF JULY, A.D. 2003.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3684247 8300

071364172

AUTHENTICATION: 6265704

DATE: 12-27-07

You may verify this certificate online
at corp.delaware.gov/authver.shtml

Delaware

PAGE 1

The First State

CERTIFICATE

SEARCHED DECEMBER 26, 2007, AT 11:24 A.M.
FOR DEBTOR "MDWERKS, INC."

1 OF 2 FINANCING STATEMENT 63658721
EXPIRATION DATE: OCTOBER 20, 2011
DEBTOR: MDWERKS, INC.
1020 NW 6TH STREET, SUITE I ADDED 10-20-06
DEERFIELD BEACH FL 33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE, 12TH FLOOR ADDED 10-20-06
NEW YORK NY 10022
F I L I N G H I S T O R Y
63658721 FILED 10-20-06 AT 2:27 P.M. FINANCING STATEMENT

2 OF 2 FINANCING STATEMENT 73676979
EXPIRATION DATE: SEPTEMBER 28, 2012
DEBTOR: MDWERKS, INC.
1020 NW 6TH STREET, SUITE I ADDED 09-28-07
DEERFIELD BEACH FL 33442
SECURED: VICIS CAPITAL MASTER FUND
126 E. 56TH STREET ADDED 09-28-07
7TH FLOOR
NEW YORK NY 10022
F I L I N G H I S T O R Y
73676979 FILED 09-28-07 AT 5:23 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF DECEMBER 14, 2007 AT 11:59 P.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

20074858873UCXL AUTHENTICATION: 6262688

071359603 DATE: 12-26-07

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-1
Order Date 12/24/2007

Subject :	**MDWERKS, INC.**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	63658721
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.
File Type :	Original
File Number :	73676979
File Date :	09/28/2007
Current Secured Party of Record :	VICIS CAPITAL MASTER FUND

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act.

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 02:27 PM 10/20/2006
INITIAL FILING NUM: 6365872 1
AMENDMENT NUMBER: 0000000
SRV: 060965871

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

National Corporate Research, Ltd.
1107 9th Street, uite 830
Sacramento, CA 95814

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: MDwerks, Inc.					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
1c. MAILING ADDRESS: 1020 NW 6th Street, Suite I	CITY: Deerfield Beach	STATE: FL	POSTAL CODE: 33442	COUNTRY: USA	
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL ID #, if any: 3684247	NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY	
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Gottbetter Capital Master, Ltd.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 488 Madison Avenue, 12th Floor	CITY: New York	STATE: NY	POSTAL CODE: 10022	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Delaware

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

4142775191

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CYNTHIA ZDROJEWSKI JORGENSEN
411 EAST WISCONSIN AVENUE
MILWAUKEE WI 53202

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 05:23 PM 09/28/2007
INITIAL FILING # 2007 3676979

SRV: 071067120

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME
MOWERKS, INC.

OR 1b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1020 NW 6TH STREET, SUITE I	DEERFIELD BEACH	FL	33442	US

1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION
CORPORATION	DE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

2c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

2e. TYPE OF ORGANIZATION | 2f. JURISDICTION OF ORGANIZATION

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME
VICIS CAPITAL MASTER FUND

OR 3b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
126 E. 56TH STREET 7TH FLOOR	NEW YORK	NY	10022	US

Collateral Description - please see attachment

6. [ ] This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] [ ] All Debtors [ ] Debtor 1 [ ] Debtor 2

8. OPTIONAL FILER REFERENCE DATA

121405.00012

EXHIBIT A

TO

UCC FINANCING STATEMENT

Debtor:	MDwerks, Inc.
Secured Party:	Vicis Capital Master Fund

The Collateral is, subject to any limitations or qualifications set forth in Section 2.1 of the Security Agreement, all of Debtor's personal properties and assets, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) [intentionally omitted];

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Secured Party from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Notwithstanding the foregoing, "Collateral" shall not include (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms

QBMKE\6191519.1

of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, or (iii) any property subject to any pledge agreement.

"Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

"Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

"Obligations" shall mean (a) the redemption of, and payment of dividends on, the Preferred Shares, and any renewal, extension or refinancing thereof; and (b) all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Transaction Documents.

"Security Agreement" shall mean the Security Agreement by and between the Debtor and the Secured Party, dated September 28, 2007, including all amendments, modifications and supplements and any exhibits and schedules.

"Security Interest" shall mean the security interest of Secured Party in the Collateral granted by Debtor pursuant to the Security Agreement.

"Transaction Documents" shall mean the Securities Purchase Agreement dated September 28, 2007, by and between Debtor and Secured Party, the Security Agreement, the Registration Rights Agreement dated September 28, 2007, by and between Debtor and Secured Party, Common Stock Purchase Warrants issued by Debtor to Secured Party on September 28, 2007, and each of the agreements or other instruments entered into by Debtor and the Secured Party in connection with the transactions contemplated by that certain Securities Purchase Agreement dated September 28, 2007, by and between Debtor and Secured Party.

"UCC" shall mean the Uniform Commercial Code as adopted in Delaware and in effect from time to time.

QBMKE\6191519.1

Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "XENI MEDICAL SYSTEMS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2007.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "XENI MEDICAL SYSTEMS, INC." WAS INCORPORATED ON THE TWENTY-FIRST DAY OF JULY, A.D. 2004.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3830326 8300

AUTHENTICATION: 6265705

071364172

DATE: 12-27-07

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

PAGE 1

The First State

CERTIFICATE

SEARCHED DECEMBER 26, 2007, AT 11:25 A.M.
FOR DEBTOR "XENI MEDICAL SYSTEMS, INC."

1 OF 2 FINANCING STATEMENT 63658820
EXPIRATION DATE: OCTOBER 20, 2011
DEBTOR: XENI MEDICAL SYSTEMS, INC.
1020 NW 6TH STREET, SUITE I ADDED 10-20-06
DEERFIELD BEACH FL 33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE, 12TH FLOOR ADDED 10-20-06
NEW YORK NY 10022
F I L I N G H I S T O R Y
63658820 FILED 10-20-06 AT 2:31 P.M. FINANCING STATEMENT

2 OF 2 FINANCING STATEMENT 73676367
EXPIRATION DATE: SEPTEMBER 28, 2012
DEBTOR: XENI MEDICAL SYSTEMS, INC.
1020 NW 6TH STREET, SUITE I ADDED 09-28-07
DEERFIELD BEACH FL 33442
SECURED: VICIS CAPITAL MASTER FUND
126 E. 56TH STREET ADDED 09-28-07
7TH FLOOR
NEW YORK NY 10022
F I L I N G H I S T O R Y
73676367 FILED 09-28-07 AT 5:10 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF DECEMBER 14, 2007 AT 11:59 P.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

20074858964UCXL

AUTHENTICATION: 6262708

071359617

DATE: 12-26-07

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-2
Order Date 12/24/2007

Subject :	**XENI MEDICAL SYSTEMS, INC.**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found
Thru Date :	December 14, 2007
No. of findings :	2
Original UCC Filings :	2
Amendments :	0
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	0

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions

You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act.

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-2
Order Date 12/24/2007

Subject :	**XENI MEDICAL SYSTEMS, INC.**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	63658820
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.
File Type :	Original
File Number :	73676367
File Date :	09/28/2007
Current Secured Party of Record :	VICIS CAPITAL MASTER FUND

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions

You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act.

[redacted]

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 02:31 PM 10/20/2006
INITIAL FILING NUM: 6365862 0
AMENDMENT NUMBER: 0000000
SRV: 060965899

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

National Corporate Research, Ltd.
1107 9th Street, uite 830
Sacramento, CA 95814

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME Xeni Medical Systems, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1020 NW 6th Street, Suite I	CITY Deerfield Beach	STATE FL	POSTAL CODE 33442	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any 3830326		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Gottbetter Capital Master, Ltd.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 488 Madison Avenue, 12th Floor	CITY New York	STATE NY	POSTAL CODE 10022	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Delaware

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
4142775191

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CYNTHIA ZDROJEWSKI JORGENSEN
411 EAST WISCONSIN AVENUE
MILWAUKEE WI 53202

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 05:10 PM 09/28/2007
INITIAL FILING # 2007 3676367

SRV: 071067006

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME
XENI MEDICAL SYSTEMS, INC.

OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1020 NW 6TH STREET, SUITE I	DEERFIELD BEACH	FL	33442	US

	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	
	CORPORATION	DE	

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME
VICIS CAPITAL MASTER FUND

OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
126 E. 56TH STREET 7TH FLOOR	NEW YORK	NY	10022	US

Collateral Description - please see attachment

10. miscellaneous:
121405.00012

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, or (iii) any property subject to any pledge agreement.

"Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

"Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

"Obligations" shall mean all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated September 28, 2007, by Debtor in favor of Secured Party.

"Security Agreement" shall mean the Guarantor Security Agreement by and between the Debtor and the Secured Party, dated September 28, 2007, including all amendments, modifications and supplements and any exhibits and schedules.

"Security Interest" shall mean the security interest of Secured Party in the Collateral granted by Debtor pursuant to the Security Agreement.

"UCC" shall mean the Uniform Commercial Code as adopted in Delaware and in effect from time to time.

QBMKE\6191537.2

EXHIBIT A

TO

UCC FINANCING STATEMENT

Debtor:	Xeni Medical Systems, Inc.
Secured Party:	Vicis Capital Master Fund

The Collateral is, subject to any limitations or qualifications set forth in Section 2.1 of the Security Agreement, all of Debtor's personal properties and assets, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) [intentionally omitted];

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Secured Party from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Notwithstanding the foregoing, "Collateral" shall not include (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms

QBMKE\6191537.2

PAGE 1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "XENI MEDICAL BILLING, CORP" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2007.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "XENI MEDICAL BILLING, CORP" WAS INCORPORATED ON THE SECOND DAY OF MARCH, A.D. 2005.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3932938 8300

AUTHENTICATION: 6265706

071364172

DATE: 12-27-07

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

PAGE 1

The First State

CERTIFICATE

SEARCHED DECEMBER 26, 2007, AT 11:26 A.M.
FOR DEBTOR "XENI MEDICAL BILLING, CORP"

1 OF 2 FINANCING STATEMENT 63658754
EXPIRATION DATE: OCTOBER 20, 2011
DEBTOR: XENI MEDICAL BILLING, CORP.
1020 NW 6TH STREET, SUITE I ADDED 10-20-06
DEERFIELD BEACH FL 33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE, 12TH FLOOR ADDED 10-20-06
NEW YORK NY 10022
F I L I N G H I S T O R Y
63658754 FILED 10-20-06 AT 2:29 P.M. FINANCING STATEMENT

2 OF 2 FINANCING STATEMENT 73676839
EXPIRATION DATE: SEPTEMBER 28, 2012
DEBTOR: XENI MEDICAL BILLING, CORP.
1020 NW 6TH STREET, SUITE I ADDED 09-28-07
DEERFIELD BEACH FL 33442
SECURED: VICIS CAPITAL MASTER FUND
126 E. 56TH STREET ADDED 09-28-07
7TH FLOOR
NEW YORK NY 10022
F I L I N G H I S T O R Y
73676839 FILED 09-28-07 AT 5:19 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF DECEMBER 14, 2007 AT 11:59 P.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

20074858980UCXL

AUTHENTICATION: 6262714

071359622

DATE: 12-26-07

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-3
Order Date 12/24/2007

Subject :	**XENI MEDICAL BILLING, CORP**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found
Thru Date :	December 14, 2007
No. of findings :	2
Original UCC Filings :	2
Amendments :	0
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	0

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act.

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-3
Order Date 12/24/2007

Subject :	**XENI MEDICAL BILLING, CORP**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	63658754
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.
File Type :	Original
File Number :	73676839
File Date :	09/28/2007
Current Secured Party of Record :	VICIS CAPITAL MASTER FUND

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions

You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act.

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

National Corporate Research, Ltd.
1107 9th Street, uite 830
Sacramento, CA 95814

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 02:29 PM 10/20/2006
INITIAL FILING NUM: 6365875 4
AMENDMENT NUMBER: 0000000
SRV: 060965893

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Xeni Medical Billing, Corp.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 1020 NW 6th Street, Suite I	CITY: Deerfield Beach	STATE: FL	POSTAL CODE: 33442	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL ID #, if any: 3932938	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Gottbetter Capital Master, Ltd.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 488 Madison Avenue, 12th Floor	CITY: New York	STATE: NY	POSTAL CODE: 10022	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Delaware

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

4142775191

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CYNTHIA ZDROJEWSKI JORGENSEN

411 EAST WISCONSIN AVENUE

MILWAUKEE WI 53202

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 05:19 PM 09/28/2007
INITIAL FILING # 2007 3676839

SRV: 071067097

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME XENI MEDICAL BILLING, CORP				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1020 NW 6TH STREET, SUITE I	CITY DEERFIELD BEACH	STATE FL	POSTAL CODE 33442	COUNTRY US
1e. TYPE OF ORGANIZATION CORPORATION	1f. JURISDICTION OF ORGANIZATION DE			

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION			

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME VICIS CAPITAL MASTER FUND				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 126 E. 56TH STREET 7TH FLOOR	CITY NEW YORK	STATE NY	POSTAL CODE 10022	COUNTRY US

Collateral Description - please see attachment

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

121405.00012

EXHIBIT A

TO

UCC FINANCING STATEMENT

Debtor:	Xeni Medical Billing, Corp
Secured Party:	Vicis Capital Master Fund

The Collateral is, subject to any limitations or qualifications set forth in Section 2.1 of the Security Agreement, all of Debtor's personal properties and assets, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) [intentionally omitted];

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Secured Party from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Notwithstanding the foregoing, "Collateral" shall not include (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms

QBMKE\6191526.2

of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, or (iii) any property subject to any pledge agreement.

"Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

"Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

"Obligations" shall mean all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated September 28, 2007, by Debtor in favor of Secured Party.

"Security Agreement" shall mean the Guarantor Security Agreement by and between the Debtor and the Secured Party, dated September 28, 2007, including all amendments, modifications and supplements and any exhibits and schedules.

"Security Interest" shall mean the security interest of Secured Party in the Collateral granted by Debtor pursuant to the Security Agreement.

"UCC" shall mean the Uniform Commercial Code as adopted in Delaware and in effect from time to time.

QBMKE\6191526.2

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-6
Order Date 12/24/2007

Subject :	**MDWERKS GLOBAL HOLDINGS, INC.**
Jurisdiction :	**FL-SECURED TRANSACTION REGISTRY**
Request for :	**UCC Debtor Search**
Result :	Records found
Thru Date :	December 09, 2007
No. of findings :	2
Original UCC Filings :	2
Amendments :	0
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	0

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo com

Corporation Service Company(R) Terms and Conditions

You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-6
Order Date 12/24/2007

Subject :	**MDWERKS GLOBAL HOLDINGS, INC.**
Jurisdiction :	**FL-SECURED TRANSACTION REGISTRY**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	20060396736X
File Date :	10/23/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.

File Type :	Original
File Number :	20070666050X
File Date :	10/01/2007
Current Secured Party of Record :	VICIS CAPITAL MASTER FUND

Other Names of Interest : MDWERKS, INC.

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return Documents to:
UCC Filing & Search Services, Inc.
PO Box 13679
Tallahassee, FL 32317-3679

134958

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2006 Oct 23 AM 12:00

****** 20060396736X ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME MDwerks Global Holdings, Inc.			
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX
1c. MAILING ADDRESS 1020 NW 6th Street, Suite I	CITY Deerfield Beach	STATE FL / POSTAL CODE 33442	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Florida	1g. ORGANIZATIONAL ID #, if any P03000118539	NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME			
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS	CITY	STATE / POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Gottbetter Capital Master, Ltd.			
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS 488 Madison Avenue, 12th Floor	CITY New York	STATE NY / POSTAL CODE 10022	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.

Florida documentary stamp tax is not required.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Florida

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

STATE OF FLORIDA UNIFORM COMMERCIAL CODE
FINANCING STATEMENT FORM

A. NAME & DAYTIME PHONE NUMBER OF CONTACT PERSON
Cynthia Z Jorgensen

B. SEND ACKNOWLEDGEMENT TO:
Name Cynthia Z. Jorgensen
Address Quarles & Brady LLP
Address 411 East Wisconsin Avenue, St. 2040
City/State/Zip Milwaukee WI 53202

FLORIDA SECURED TRANSACTION REGISTRY
FILED
2007 Oct 01 AM 12:00
****** 20070666050X ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (1a OR 1b) – Do Not Abbreviate or Combine Names

1a. ORGANIZATION'S NAME MDwerks Global Holdings, Inc.					
1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
1c. MAILING ADDRESS 1020 NW 6th Street, Suite I	CITY Deerfield Beach	STATE FL	POSTAL CODE 33442	COUNTRY USA	
1d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Florida	1g. ORGANIZATIONAL ID# P03000118539	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (2a OR 2b) – Do Not Abbreviate or Combine Names

2a. ORGANIZATION'S NAME					
2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX	
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY	
2d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID#	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – INSERT ONLY ONE SECURED PARTY NAME (3a OR 3b)

3a. ORGANIZATION'S NAME Vicis Capital Master Fund				
3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 126 E. 56th St., 7th Fl.	CITY New York	STATE FL	POSTAL CODE 10022	COUNTRY USA

4. This **FINANCING STATEMENT** covers the following collateral:

SEE EXHIBIT A ATTACHED HERETO FOR A DESCRIPTION OF COLLATERAL.

5. ALTERNATE DESIGNATION (if applicable) ◯ LESSEE/LESSOR ◯ CONSIGNEE/CONSIGNOR ◯ BAILEE/BAILOR ◯ AG LIEN ◯ NON-UCC FILING ◯ SELLER/BUYER

6. Florida DOCUMENTARY STAMP TAX – YOU ARE REQUIRED TO CHECK EXACTLY ONE BOX

◉ All documentary stamps due and payable or to become due and payable pursuant to s. 201.22 F.S., have been paid

◯ Florida Documentary Stamp Tax is not required.

7. OPTIONAL FILER REFERENCE DATA 121405.0012

STANDARD FORM - FORM UCC-1 (REV 12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

EXHIBIT A

TO

UCC FINANCING STATEMENT

Debtor: MDwerks Global Holdings, Inc.

Secured Party: Vicis Capital Master Fund

The Collateral is, subject to any limitations or qualifications set forth in Section 2.1 of the Security Agreement, all of Debtor's personal properties and assets, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) [intentionally omitted];

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Secured Party from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above

Notwithstanding the foregoing, "Collateral" shall not include (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms

QBMKE\6191576 2

of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, or (iii) any property subject to any pledge agreement.

"Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

"Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

"Obligations" shall mean all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated September 28, 2007, by Debtor in favor of Secured Party.

"Security Agreement" shall mean the Guarantor Security Agreement by and between the Debtor and the Secured Party, dated September 28, 2007, including all amendments, modifications and supplements and any exhibits and schedules.

"Security Interest" shall mean the security interest of Secured Party in the Collateral granted by Debtor pursuant to the Security Agreement.

"UCC" shall mean the Uniform Commercial Code as adopted in Florida and in effect from time to time.

QBMKE\6191576 2

State of Florida

Department of State

I certify from the records of this office that XENI FINANCIAL SERVICES, CORP. is a corporation organized under the laws of the State of Florida, filed on February 3, 2005, effective February 3, 2005.

The document number of this corporation is P05000018359.

I further certify that said corporation has paid all fees due this office through December 31, 2007, that its most recent annual report was filed on January 16, 2007, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of Florida, at Tallahassee, the Capital, this the Twenty Seventh day of December, 2007

Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Authentication ID: **900113427989-122707-P05000018359**

To authenticate this certificate,visit the following site, enter this ID, and then follow the instructions displayed.
www.sunbiz.org/auth.html

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-7
Order Date 12/24/2007

Subject :	**XENI FINANCIAL SERVICES, CORP.**
Jurisdiction :	**FL-SECURED TRANSACTION REGISTRY**
Request for :	**UCC Debtor Search**
Result :	Records found
Thru Date :	December 09, 2007
No. of findings :	5
Original UCC Filings :	3
Amendments :	1
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	1

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions

You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes. (ii) for employment purposes. or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-7
Order Date 12/24/2007

Subject : **XENI FINANCIAL SERVICES, CORP.**

Jurisdiction : **FL-SECURED TRANSACTION REGISTRY**

Request for : **UCC Debtor Search**

Result : Records found

File Type : Original
File Number : 200603504866
File Date : 08/24/2006
Current Secured Party of Record : GOLDNER DAVID

File Type : Termination
File Number : 200706706372
File Date : 10/05/2007
Original File Number : 200603504866

File Type : Original
File Number : 200603967378
File Date : 10/23/2006
Current Secured Party of Record : GOTTBETTER CAPITAL MASTER, LTD.

File Type : Amendment
File Number : 200706652728
File Date : 09/28/2007
Original File Number : 200603967378

File Type : Original
File Number : 200706660496
File Date : 10/01/2007
Current Secured Party of Record : VICIS CAPITAL MASTER FUND

Ordered by JEFF FEINERMAN at MDWERKS, INC

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
P.O. Box 5828
Tallahassee, FL 32314
(800) 342-8086

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2006 Aug 24 AM 12:00

****** 200603504866 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME XENI FINANCIAL SERVICES, CORP.					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS WINDOLPH CENTER - 1020 NW 6TH STREET	CITY DEERFIELD BEACH		STATE FL	POSTAL CODE 33442	COUNTRY USA
1d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION CORPORATION	1f. JURISDICTION OF ORGANIZATION FLORIDA	1g. ORGANIZATIONAL ID #, if any FL P05000018359	NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY		STATE	POSTAL CODE	COUNTRY
2d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME				
OR 3b. INDIVIDUAL'S LAST NAME GOLDNER	FIRST NAME DAVID	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 800 SOUTH OCEAN BOULEVARD - SUITE LPH1	CITY BOCA RATON	STATE FL	POSTAL CODE 33432	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's right, title and interest in, to and under the following, wherever located and whether now owned or hereafter acquired: that certain Revolving Line of Credit Loan Agreement dated 9/29/05 between Debtor and Mobile Diagnostic Imaging, Inc ("MDI"), as amended from time to time, ("Loan Agreement"), and all Loan Documents (as defined therein) related thereto including those Promissory Notes dated 9/29/05 and 6/21/06 in the original principal amounts of $250.000 and $121.068.21 respectively issued to the Debtor by MDI (collectively the "Loan Documents"); and all accounts, general intangibles, payment intangibles and rights to payment arising under the Loan Agreement and Loan Documents and all guaranties, collateral and liens and security interests granted by any person to secure the obligations under the Loan Agreement and Loan Documents, including those arising under the Security Agreement dated 9/29/05 by MDI in favor of the Debtor; and all proceeds, accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing

FLORIDA RECORDATION TAX DOES NOT APPLY

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

115200-00102 EOH DOC #21518617

333868-5

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

STATE OF FLORIDA UNIFORM COMMERCIAL CODE
FINANCING STATEMENT AMENDMENT FORM

A. NAME & DAYTIME PHONE NUMBER OF CONTACT PERSON
Vincent Colangelo 954-389-8300

B. SEND ACKNOWLEDGEMENT TO:
Name VINCENT COLANGELO
Address 1020 NW 6TH STREET, SUITE I
Address
City/State/Zip DEERFIELD BEACH, FL 33442

FLORIDA SECURED TRANSACTION REGISTRY
FILED
2007 Oct 05 AM 12:00
****** 200706706372 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE #
200603504866

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS

2. CURRENT RECORD INFORMATION – DEBTOR NAME – INSERT ONLY ONE DEBTOR NAME (2a OR 2b)

2a. ORGANIZATION'S NAME	XENI FINANCIAL SERVICES, CORP.		
2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3. CURRENT RECORD INFORMATION – SECURED PARTY NAME – INSERT ONLY ONE SECURED PARTY NAME (3a OR 3b)

3a. ORGANIZATION'S NAME			
3b. INDIVIDUAL'S LAST NAME GOLDNER	FIRST NAME DAVID	MIDDLE NAME	SUFFIX

4. ✓ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

5. CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

6. ASSIGNMENT (full or partial): Give name of assignee in item 9a or 9b and address of assignee in item 9c; and also give name of assignor in item 11

7. AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes

Also check one of the following three boxes and provide appropriate information in items 8 and/or 9.
☐ CHANGE name and/or address: Give current record name in item 8a or 8b; Also give new name (if name change) in item 9a or 9b and/or new address (if address change) in item 9c.
☐ DELETE name: Give record name to be deleted in item 8a or 8b.
☐ ADD name: Complete item 9a or 9b, and 9c; also complete items 9d-9g (if applicable).

8. CURRENT RECORD INFORMATION – INSERT ONLY ONE NAME (8a OR 8b) – Do Not Abbreviate or Combine Names

8a. ORGANIZATION'S NAME	XENI FINANCIAL SERVICES, CORP.		
8b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

9. CHANGED (NEW) OR ADDED INFORMATION: – INSERT ONLY ONE NAME (9a OR 9b) – Do Not Abbreviate or Combine Names

9a. ORGANIZATION'S NAME					
9b. INDIVIDUALS' LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
9c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
9d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	9e. TYPE OF ORGANIZATION	9f. JURISDICTION OF ORGANIZATION		9g. ORGANIZATIONAL ID# ☐ NONE

10. AMENDMENT (COLLATERAL CHANGE): check only one box.
Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

Any and all collateral is released including, but not limited to collateral secured on UCC Filing Document # 200603504866

11. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor, which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ✓ and enter name of DEBTOR authorizing this Amendment.

11a. ORGANIZATION'S NAME	XENI FINANCIAL SERVICES, CORP.		
11b. INDIVIDUALS' LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

12. OPTIONAL FILER REFERENCE DATA OK D Goldner 10/1/07

STANDARD FORM - FORM UCC-3 (REV.12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

STATE OF FLORIDA UNIFORM COMMERCIAL CODE
FINANCING STATEMENT AMENDMENT FORM - ADDENDUM

13. INITIAL FINANCING STATEMENT FILE # (same as item 1a on Amendment form)

14. NAME of PARTY AUTHORIZING THIS AMENDMENT (same as Item 11 on Amendment form)

14a. ORGANIZATION'S NAME			
14b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

15. Use this space for additional information.

STANDARD FORM - FORM UCC-3 ADDENDUM (REV.12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return Documents to:
UCC Filing & Search Services, Inc.
PO Box 13679
Tallahassee, FL 32317-3679

134957

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2006 Oct 23 AM 12:00

****** 200603967378 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Xeni Financial Services, Corp.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 1020 NW 6th Street, Suite I	CITY: Deerfield Beach	STATE: FL	POSTAL CODE: 33442	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Florida	1g. ORGANIZATIONAL ID #, if any: P05000018359	NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Gottbetter Capital Master, Ltd.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 488 Madison Avenue, 12th Floor	CITY: New York	STATE: NY	POSTAL CODE: 10022	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.

Florida documentary stamp tax is not required.

5. ALTERNATIVE DESIGNATION (if applicable): LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Florida

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV 05/22/02)

STATE OF FLORIDA UNIFORM COMMERCIAL CODE
FINANCING STATEMENT AMENDMENT FORM

A. NAME & DAYTIME PHONE NUMBER OF CONTACT PERSON
201-343-3434

B. SEND ACKNOWLEDGEMENT TO:

CSC
P.O. Box 5828
Tallahassee, FL 32314
(800) 342-8086

FLORIDA SECURED TRANSACTION REGISTRY

FILED
2007 Sep 28 AM 12:00
****** 200706652728 ******

1a. INITIAL FINANCING STATEMENT FILE #
200603967378

1b. This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.

2. CURRENT RECORD INFORMATION – DEBTOR NAME – INSERT ONLY ONE DEBTOR NAME (2a OR 2b)

2a. ORGANIZATION'S NAME	Xeni Financial Services, Corp.		
2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3. CURRENT RECORD INFORMATION – SECURED PARTY NAME – INSERT ONLY ONE SECURED PARTY NAME (3a OR 3b)

3a. ORGANIZATION'S NAME	Gottbetter Capital Master, Ltd.		
3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

4. **TERMINATION:** Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

5. **CONTINUATION:** Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

6. **ASSIGNMENT** (full or partial): Give name of assignee in item 9a or 9b and address of assignee in item 9c; and also give name of assignor in item 11

7. **AMENDMENT** (PARTY INFORMATION): This Amendment affects ◯ Debtor or ◯ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 8 and/or 9.
◯ CHANGE name and/or address: Give current record name in item 8a or 8b; Also give new name (if name change) in item 9a or 9b and/or new address (if address change) in item 9c.
◯ DELETE name: Give record name to be deleted in item 8a or 8b.
◯ ADD name: Complete item 9a or 9b, and 9c; also complete items 9d-9g (if applicable).

8. CURRENT RECORD INFORMATION – INSERT ONLY ONE NAME (8a OR 8b) – Do Not Abbreviate or Combine Names

8a. ORGANIZATION'S NAME			
8b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

9. CHANGED (NEW) OR ADDED INFORMATION: – INSERT ONLY ONE NAME (9a OR 9b) – Do Not Abbreviate or Combine Names

9a. ORGANIZATION'S NAME					
9b. INDIVIDUALS' LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
9c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
9d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	9e. TYPE OF ORGANIZATION	9f. JURISDICTION OF ORGANIZATION		9g. ORGANIZATIONAL ID# ☐ NONE

10. AMENDMENT (COLLATERAL CHANGE): check only one box.
Describe collateral ☒ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned

Debtor's Accounts (as defined in the New York Uniform Commercial Code) and documents relating to Accounts; Debtor's Payment Intangibles (as defined in the New York Uniform Commercial Code), contract rights and causes of action.

11. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor, which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.

11a. ORGANIZATION'S NAME	Gottbetter Capital Master, Ltd.		
11b. INDIVIDUALS' LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

12. OPTIONAL FILER REFERENCE DATA 250944

STANDARD FORM - FORM UCC-3 (REV 12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

STATE OF FLORIDA UNIFORM COMMERCIAL CODE FINANCING STATEMENT FORM

A. NAME & DAYTIME PHONE NUMBER OF CONTACT PERSON
Cynthia Z. Jorgensen

B. SEND ACKNOWLEDGEMENT TO:
Name Cynthia Z. Jorgensen
Address Quarles & Brady LLP
Address 411 East Wisconsin Avenue, St. 2040
City/State/Zip Milwaukee WI 53202

FLORIDA SECURED TRANSACTION REGISTRY
FILED
2007 Oct 01 AM 12:00
****** 200706660496 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (1a OR 1b) – Do Not Abbreviate or Combine Names

1a. ORGANIZATION'S NAME Xeni Financial Services, Corp.					
1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1020 NW 6th Street, Suite I		CITY Deerfield Beach	STATE FL	POSTAL CODE 33442	COUNTRY USA
1d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Florida		1g. ORGANIZATIONAL ID# P05000018359 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (2a OR 2b) – Do Not Abbreviate or Combine Names

2a. ORGANIZATION'S NAME					
2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION		2g. ORGANIZATIONAL ID# ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – INSERT ONLY ONE SECURED PARTY NAME (3a OR 3b)

3a. ORGANIZATION'S NAME Vicis Capital Master Fund					
3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 126 E. 56th St., 7th Fl.		CITY New York	STATE FL	POSTAL CODE 10022	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

SEE EXHIBIT A ATTACHED HERETO FOR A DESCRIPTION OF COLLATERAL.

5. ALTERNATE DESIGNATION (if applicable) ○ LESSEE/LESSOR ○ CONSIGNEE/CONSIGNOR ○ BAILEE/BAILOR ○ AG LIEN ○ NON-UCC FILING ○ SELLER/BUYER

6. Florida DOCUMENTARY STAMP TAX – YOU ARE REQUIRED TO CHECK EXACTLY ONE BOX

◉ All documentary stamps due and payable or to become due and payable pursuant to s. 201.22 F.S., have been paid

○ Florida Documentary Stamp Tax is not required.

7. OPTIONAL FILER REFERENCE DATA 121405 00012

STANDARD FORM - FORM UCC-1 (REV.12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

EXHIBIT A

TO

UCC FINANCING STATEMENT

Debtor:	Xeni Financial Services, Corp.
Secured Party:	Vicis Capital Master Fund

The Collateral is, subject to any limitations or qualifications set forth in this definition or Section 2.1 of the Security Agreement, all of Debtor's personal properties and assets, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) [intentionally omitted];

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation, software, customer lists, sales records and other business records, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, chattel paper, documents, letter-of-credit rights and instruments;

(e) [intentionally omitted];

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Secured Party from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Notwithstanding the foregoing, "Collateral" shall not include and expressly excludes (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms of, or constitute a default under, such contract, instrument, license,

QBMKE\6191554 2

agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, (iii) any property subject to any pledge agreement, (iv) any Accounts and documents relating to Accounts; or (v) any payment intangibles, contract rights and causes of action.

"Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

"Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

"Obligations" shall mean all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated September 28, 2007, by Debtor in favor of Secured Party.

"Security Agreement" shall mean the Guarantor Security Agreement by and between the Debtor and the Secured Party, dated September 28 2007, including all amendments, modifications and supplements and any exhibits and schedules.

"Security Interest" shall mean the security interest of Secured Party in the Collateral granted by Debtor pursuant to the Security Agreement.

"UCC" shall mean the Uniform Commercial Code as adopted in Florida and in effect from time to time.

QBMKE\6191554.2

State of Florida

Department of State

I certify from the records of this office that MDWERKS GLOBAL HOLDINGS, INC. is a corporation organized under the laws of the State of Florida, filed on October 23, 2003.

The document number of this corporation is P03000118539.

I further certify that said corporation has paid all fees due this office through December 31, 2007, that its most recent annual report was filed on January 16, 2007, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of Florida, at Tallahassee, the Capital, this the Twenty Seventh day of December, 2007

Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Authentication ID: **100113428041-122707-P03000118539**

To authenticate this certificate,visit the following site, enter this ID, and then follow the instructions displayed.

www.sunbiz.org/auth.html

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-4
Order Date 12/24/2007

Subject :	**PATIENT PAYMENT SOLUTIONS, INC.**
Jurisdiction :	**FL-SECURED TRANSACTION REGISTRY**
Request for :	**UCC Debtor Search**
Result :	Records found
Thru Date :	December 09, 2007
No. of findings :	1
Original UCC Filings :	1
Amendments :	0
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	0

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www incspot com

If you have any questions concerning this order or IncSpot, please feel free to contact us

Pamela Taylor
ptaylor@cscinfo com

Corporation Service Company(R) Terms and Conditions

You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal. family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 375549-4
Order Date 12/24/2007

Subject :	**PATIENT PAYMENT SOLUTIONS, INC.**
Jurisdiction :	**FL-SECURED TRANSACTION REGISTRY**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	200706660518
File Date :	10/01/2007
Current Secured Party of Record :	VICIS CAPITAL MASTER FUND

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Pamela Taylor
ptaylor@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

STATE OF FLORIDA UNIFORM COMMERCIAL CODE FINANCING STATEMENT FORM

A. NAME & DAYTIME PHONE NUMBER OF CONTACT PERSON

Cynthia Z Jorgensen

B. SEND ACKNOWLEDGEMENT TO:

Name Cynthia Z. Jorgensen

Address Quarles & Brady LLP

Address 411 East Wisconsin Avenue, St. 2040

City/State/Zip Milwaukee WI 53202

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2007 Oct 01 AM 12:00

****** 200706660518 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (1a OR 1b) – Do Not Abbreviate or Combine Names

1a. ORGANIZATION'S NAME: Patient Payment Solutions, Inc.					
1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 1020 NW 6th Street, Suite I		CITY: Deerfield Beach	STATE: FL	POSTAL CODE: 33442	COUNTRY: USA
1d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Florida	1g. ORGANIZATIONAL ID#: P07000063931	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (2a OR 2b) – Do Not Abbreviate or Combine Names

2a. ORGANIZATION'S NAME					
2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID#	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – INSERT ONLY ONE SECURED PARTY NAME (3a OR 3b)

3a. ORGANIZATION'S NAME: Vicis Capital Master Fund					
3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
3c. MAILING ADDRESS: 126 E. 56th St., 7th Fl.	CITY: New York	STATE: FL	POSTAL CODE: 10022		COUNTRY: USA

4. This **FINANCING STATEMENT** covers the following collateral:

SEE EXHIBIT A ATTACHED HERETO FOR A DESCRIPTION OF COLLATERAL.

5. ALTERNATE DESIGNATION (if applicable) ○ LESSEE/LESSOR ○ CONSIGNEE/CONSIGNOR ○ BAILEE/BAILOR ○ AG LIEN ○ NON-UCC FILING ○ SELLER/BUYER

6. Florida **DOCUMENTARY STAMP TAX** – YOU ARE REQUIRED TO CHECK EXACTLY ONE BOX

◉ All documentary stamps due and payable or to become due and payable pursuant to s. 201.22 F.S., have been paid

○ Florida Documentary Stamp Tax is not required.

7. OPTIONAL FILER REFERENCE DATA 121405 00012

STANDARD FORM - FORM UCC-1 (REV.12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

EXHIBIT A

TO

UCC FINANCING STATEMENT

Debtor:	Patient Payment Solutions, Inc.
Secured Party:	Vicis Capital Master Fund

The Collateral is, subject to any limitations or qualifications set forth in Section 2.1 of the Security Agreement, all of Debtor's personal properties and assets, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) [intentionally omitted];

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Secured Party from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Notwithstanding the foregoing, "Collateral" shall not include (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms

QBMKE\6191578 2

of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, or (iii) any property subject to any pledge agreement.

"Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

"Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

"Obligations" shall mean all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated September 28, 2007, by Debtor in favor of Secured Party.

"Security Agreement" shall mean the Guarantor Security Agreement by and between the Debtor and the Secured Party, dated September 28, 2007, including all amendments, modifications and supplements and any exhibits and schedules.

"Security Interest" shall mean the security interest of Secured Party in the Collateral granted by Debtor pursuant to the Security Agreement.

"UCC" shall mean the Uniform Commercial Code as adopted in Florida and in effect from time to time.

QBMKE\6191578.2

State of Florida
Department of State

I certify from the records of this office that PATIENT PAYMENT SOLUTIONS, INC. is a corporation organized under the laws of the State of Florida, filed on May 30, 2007, effective May 30, 2007.

The document number of this corporation is P07000063931.

I further certify that said corporation has paid all fees due this office through December 31, 2007, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of Florida, at Tallahassee, the Capital, this the Twenty Seventh day of December, 2007

Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Authentication ID: **500113427925-122707-P07000063931**

To authenticate this certificate,visit the following site, enter this ID, and then follow the instructions displayed.

www.sunbiz.org/auth.html

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(v)

1.	Registration rights contained in Registration Rights Agreement, dated October 19, 2006, between Gottbetter Capital Master, Ltd. and the Company.

2.	Registration rights contained in Registration Rights Agreement, dated November 9, 2006, between Gottbetter Capital Master, Ltd. and the Company.

3.
Registration rights granted to purchasers of the Company’s Series A Preferred Stock, Common Stock and detachable warrants contained in the Subscription Agreements for the private placement of such securities.

4.	Registration rights contained in Registration Rights Agreement, dated September 28, 2007, between Vicis Capital Master Fund and the Company.

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(vi)

1.	Senior Secured Convertible Note, dated October 19, 2006, in the original principal amount of $2,500,000, issued by the company to Gottbetter Capital Master, Ltd.

2.	Senior Secured Convertible Note, dated November 9, 2006, in the original principal amount of $2,500,000, issued by the company to Gottbetter Capital Master, Ltd.

3.	Series D Warrants to initially purchase 187,500 shares of Common Stock at a price of $2.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on October 19, 2006

4.
Series E Warrants to initially purchase 187,500 shares of Common Stock at a price of $3.25 per share reduced to $2.25 per share on September 28, 2007, issued by the Company to Gottbetter Capital Master, Ltd. on November 9, 2006

5.	Series F Warrants to initially purchase 1,500,000 shares of Common Stock at a price of $2.25 per share, issued by the Company to Vicis Capital Master Fund, on September 28, 2007

6.	Series G Warrants to initially purchase 1,000,000 shares of Common Stock at a price of $2.50 per share, issued by the Company to Vicis Capital Master Fund, on September 28, 2007

7.	Series D Warrants to purchase 500,000 shares of Common Stock at a price of $2.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on September 28, 2007.

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4 (b) (vii)

1.	Series D Warrants to initially purchase 187,500 shares of Common Stock at a price of $2.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on October 19, 2006

2.
Series E Warrants to initially purchase 187,500 shares of Common Stock at a price of $3.25 per share, reduced to $2.25 per share on September 28, 2007, issued by the Company to Gottbetter Capital Master, Ltd. on November 9, 2006

3.	Series F Warrants to initially purchase 1,500,000 shares of Common Stock at a price of $2.25 per share, issued by the Company to Vicis Capital Master Fund, on September 28, 2007

4.	Series G Warrants to initially purchase 1,000,000 shares of Common Stock at a price of $2.50 per share, issued by the Company to Vicis Capital Master Fund, on September 28, 2007

5.	Series D Warrants to purchase 500,000 shares of Common Stock at a price of $2.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on September 28, 2007.

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.4(b)(viii)

See attached

MDWERKS, INC.

2005 INCENTIVE COMPENSATION PLAN

MDWERKS, INC.

2005 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this MDWERKS, INC. 2005 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist MDwerks, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company's Board of Directors.

(f) “Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent.”

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Discounted Option” means any Option awarded under Section 6(b) hereof with an exercise price that is less than the Fair Market Value of a Share on the date of grant.

(r) “Discounted Stock Appreciation Right” means any Stock Appreciation Right awarded under Section 6(c) hereof with an exercise price that is less than the Fair Market Value of a Share on the date of grant.

(s) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(t) “Effective Date” means the effective date of the Plan, which shall be October __, 2005.

(u) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(v) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(x) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(y) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position, authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant, or any action taken with the consent of the Participant; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than any failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant.

(z) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa) “Independent,” when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the American Stock Exchange or any national securities market on which any securities of the Company are listed for trading, and if not quoted or listed for trading, by the rules of the American Stock Exchange.

(bb) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(cc) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(dd) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(ee) “Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant's withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

(ff) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(gg) “Outside Director” means a member of the Board who is not an Employee.

(hh) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ii) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(jj) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(kk) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ll) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(mm) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(nn) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(oo) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(pp) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shareholder Approval Date” means the date on which this Plan is approved shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(ss) “Shares” means the shares of common stock of the Company, par value $.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(tt) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(uu) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(vv) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 10,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(iv) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(v) Any Shares that again become available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(vi) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 2,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12-month Performance Period, and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full years in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of applicable law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including, without limitation, loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8. Code Section 162(m) Provisions.

(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.” Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Definition of “Change in Control.” Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted), and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

Adopted October __, 2005

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.11

None

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 3.20

The Company has not obtained Key Man and other life and disability insurance with respect to any of its executive officers.

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
January 18, 2008

Schedule 7.14

1.	Interest and $5,000,000 principal on Senior Secured Convertible Notes issued by the Company to Gottbetter Capital Master, Ltd.

2.	General working capital and client financing requirements of the company

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MDWERKS, INC.

SERIES F WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-F-2

Number of Shares of Common Stock: 375,000

Date of Issuance: January 18, 2008 (“ISSUANCE DATE”)

MDwerks, Inc., a Delaware corporation (the “COMPANY”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VICIS CAPITAL MASTER FUND, the registered holder hereof or its permitted assigns (the “HOLDER”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “WARRANT”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), Three Hundred Seventy-Five Thousand (375,000) fully paid nonassessable shares of Common Stock (as defined below) (the “WARRANT SHARES”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to purchase Common Stock (the “WARRANTS”) issued pursuant to that certain Securities Purchase Agreement, dated January 18, 2008 (the “SUBSCRIPTION DATE”), between the Company and the Purchaser referred to therein (the “SECURITIES PURCHASE AGREEMENT”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “EXERCISE NOTICE”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “AGGREGATE EXERCISE PRICE”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to affect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “EXERCISE DELIVERY DOCUMENTS”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “TRANSFER AGENT”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “SHARE DELIVERY DATE”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue, a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay stamp and similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company shall not be required, however, to pay any transfer tax or similar charge imposed in connection with the issuance and delivery of Warrant shares in any name other than that of the Holder.

(b) Exercise Price. For purposes of this Warrant, “EXERCISE PRICE” means $2.25 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities.

(i) The Company understands that a delay in the delivery of the shares of Common Stock upon exercise of this Warrant beyond the Share Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section by the Share Delivery Date, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $500 of Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such securities are submitted to the Company’s transfer agent), $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Share Delivery Date until such Common Stock certificate is delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates, and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw an Exercise Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section through the date the Exercise Notice is withdrawn. Notwithstanding the foregoing, the Holder shall not be entitled to the damages set forth herein for the delay in the delivery of the shares of Common Stock upon exercise of this Warrant, if such delay is due to causes which are beyond the reasonable control of the Company, including, but not limited to, acts of God, acts of civil or military authority, fire, flood, earthquake, hurricane, riot, war, terrorism, sabotage and/or governmental action, provided that the Company: (i) gives the Holder prompt notice of each such cause; and (ii) uses reasonable efforts to correct such failure or delay in its performance.

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(ii) In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon exercise of the Warrant on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon exercise of the Warrant which the Holder anticipated receiving upon such exercise (a “BUY-IN”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon exercise of the Warrant that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if, at the time of exercise of this Warrant, a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “UNAVAILABLE WARRANT SHARES”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “CASHLESS EXERCISE”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises.

(i) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon a Holder of this Warrant providing the Company with sixty-one (61) days notice (the “WAIVER NOTICE”) that such Holder would like to waive this Section with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

(ii) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon a Holder of this Warrant providing the Company with a Waiver Notice that such Holder would like to waive this Section with regard to any or all shares of Common Stock issuable upon exercise of the Warrant, this Section shall be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

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(iii) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that the issuance of shares of Common Stock upon such exercise would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company’s obligations under the rules or regulation of the principal exchange upon which shares of the Company’s Common Stock are traded. In such an event, the Company covenants to promptly as possible seek to obtain the necessary shareholder or other approvals necessary to issue the shares of Common Stock upon the exercise of this Warrant.

(g) Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock (an “AUTHORIZED SHARE FAILURE”) to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “REQUIRED RESERVE AMOUNT”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h) Redemption. Except as otherwise explicitly provided for herein, this Warrant is not redeemable or callable by the Company at any time.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock which are Excluded Securities or are deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share (the “NEW ISSUANCE PRICE”) less than a price (the “APPLICABLE PRICE”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “DILUTIVE ISSUANCE”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such shares of Common Stock (underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such shares of Common Stock issuable upon conversion of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale. A change that permits the holder of an Option or Convertible Security to utilize a cashless exercise feature shall not be deemed to decrease the consideration payable by the holder solely by reason of the fact that the cashless exercise feature would result in a reduction in cash consideration receivable by the Company.

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(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares. A change that permits the holder of an Option or Convertible Security to utilize a cashless exercise feature shall not be deemed to decrease the consideration payable by the holder solely by reason of the fact that the cashless exercise feature would result in a reduction in cash consideration receivable by the Company.

(iv) Calculation of Consideration Received. If any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount paid by the purchaser of such Common Stock, Options, or Convertible Securities, before any commissions, discounts, fees or expenses. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for non-cash consideration, the consideration received therefore will be deemed to be the fair value of such non-cash consideration as determined in good faith by the Board of Directors of the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise in full of this Warrant (the “ALTERNATE CONSIDERATION”). For purposes of any such conversion, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors in good faith will make an appropriate adjustment in the Conversion Price so as to be equitable under the circumstances and otherwise protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 7.3.

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3. RIGHTS UPON DISTRIBUTION OF ASSETS.

If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “DISTRIBUTION”), at any time after the issuance of this Warrant, then, in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Exercise Price on such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Exercise Price on such record date.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “PURCHASE RIGHTS”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “CHANGE IN CONTROL NOTICE”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending ten (10) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Warrant by delivering written notice thereof (“CHANGE IN CONTROL REDEMPTION NOTICE”) to the Company, which Change of Control Redemption Notice shall indicate the amount the Holder is electing to be redeemed. Any such redemption shall be in cash in the amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

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5. NONCIRCUMVENTION.

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will issue promptly following satisfaction of the transfer provisions contained in the Securities Purchase Agreement and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), in the name of the validly registered assignee or transferee, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

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(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES.

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 12.6 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER.

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding.

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10. GOVERNING LAW.

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS.

This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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14. TRANSFER.

This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by the Securities Purchase Agreement.

15. CERTAIN DEFINITIONS.

For purposes of this Warrant, the following terms shall have the following meanings:

(a) “APPROVED STOCK PLAN” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b) “BLOOMBERG” means Bloomberg Financial Markets.

(c) “BUSINESS DAY” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “CHANGE OF CONTROL” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly-traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) any transaction that might otherwise be a Fundamental Transaction but which the Holder agrees in writing shall not be deemed to be a Fundamental Transaction for purposes of this Warrant.

(e) “CLOSING BID PRICE” and “CLOSING SALE PRICE” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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(f) “COMMON STOCK” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) “CONVERTIBLE SECURITIES” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “ELIGIBLE MARKET” means the Principal Market, The New York Stock Exchange, Inc., the Nasdaq National Market, the Nasdaq Capital Market or the American Stock Exchange.

(i) “EXCLUDED SECURITIES” means (i) any Common Stock and/or Options (and the Common Stock issuable pursuant to such Options) issued or issuable: (A) in connection with any Approved Stock Plan up to a maximum of ten percent (10%) of the Common Stock outstanding at the time of issuance of such Common Stock and/or Options (provided that securities issued in connection with an Approved Stock Plan that are outstanding as of the Issuance Date and shares of Common Stock issuable pursuant to exercise or conversion of such outstanding securities shall not be included for purposes of calculating the maximum of ten percent (10%)) or (B) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date to lower the conversion or exercise price thereof and so long as the number of shares of Common Stock underlying such securities is not otherwise increased; (ii) any shares of Common Stock issued in an underwritten public offering in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $10,000,000; (iii) Options (and the Common Stock issuable pursuant thereto) issued to medical practices that are customers of the Company in good standing to acquire up to a maximum of 250,000 shares of Common Stock per practice with an exercise or conversion price at or above the Closing Sale Price on the day of issuance; (iv) up to 250,000 shares of Common Stock (or securities convertible into up to 250,000 shares of Common Stock with an exercise or conversion price at or above the Closing Sale price on the day of issuance) as consideration for strategic acquisitions up to a maximum of 250,000 shares of Common Stock per acquisition; (v) up to 250,000 shares of Common Stock (or securities convertible into up to 250,000 shares of Common Stock with an exercise or conversion price at or above the Closing Sale Price on the day of issuance) per year to third parties in connection with investor relations and public relations efforts of the Company; (vi) up to 250,000 shares of Common Stock, options, or warrants to be issued to Rodman & Renshaw (or their designees) as consideration for securing a line of credit or similar financing for the Company; (vii) the Series D Warrant of the Company(and the Common Stock issuable pursuant thereto) to purchase 500,000 shares of Common Stock of the Company at an exercise price of $2.25 per share issued to Gottbetter Capital Master, Ltd.; (viii) the amendments to those certain Series E Warrants of the Company issued to Gottbetter Capital Master, Ltd., to reduce the exercise price of such warrant to $2.25 per share of Common Stock and increase the number of shares of Common Stock for which such warrants may be exercised to 541,666 and 2/3 shares; and (ix) up to 35,000,000 shares of Common Stock (or securities convertible into up to 35,000,000 shares of Common Stock) to be issued to Medical Solutions Management Inc. and/or Orthosupply Management, Inc., their respective affiliates or designees in connection with the acquisition by the Company of that certain Management Agreement, dated April 30, 2007, by and between Orthosupply Management, Inc. and Deutsche Medical Services, Inc. (the “DMSI Contract Acquisition”).

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(j) “EXPIRATION DATE” means the date eighty-four months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “HOLIDAY”), the next date that is not a Holiday.

(k) “FUNDAMENTAL TRANSACTION” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock (other than a forward or reverse stock split), or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock. For purposes of the Warrant, the issuance by the Company of up to an aggregate of 35,000,000 shares of Common Stock (or securities convertible into up to an aggregate of 35,000,000 shares of Common Stock) to Medical Solutions Management Inc. and/or Orthosupply Management, Inc., their respective affiliates or designees in connection with the DMSI Contract Acquisition shall not be deemed to be a Fundamental Transaction, and the subsequent assignment, sale, transfer or conveyance of such shares of Common Stock (or securities convertible into shares of Common Stock) by Medical Solutions Management Inc., Orthosupply Management, Inc., their respective affiliates, designees, successors, assigns or subsequent transferees shall not be deemed to be a Fundamental Transaction.

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(l) “OPTIONS” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “PARENT ENTITY” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “PERSON” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) “PRINCIPAL MARKET” means the Over-the-Counter Bulletin Board.

(p) “REGISTRATION RIGHTS AGREEMENT” means that certain registration rights agreement by and among the Company and the Buyers.

(q) “SUCCESSOR ENTITY” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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IN WITNESS WHEREOF, the Company has caused this Series F Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MDWERKS, INC.

By:	/s/ Howard B. Katz
Name: Howard B. Katz Title: Chief Executive Officer

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EXHIBIT A

MDWERKS, INC.

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of MDwerks, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Dated: _________________	Signature
Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned intends that payment of the Warrant Price shall be made as (check one or both):

Cash Exercise  _______

Cashless Exercise  _______

In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is _________________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date prior to exercise, which product is _________________.

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature
Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature
Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MDWERKS, INC.

SERIES G WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-G-2

Number of Shares of Common Stock: 250,000

Date of Issuance: January 18, 2008 (“ISSUANCE DATE”)

MDwerks, Inc., a Delaware corporation (the “COMPANY”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VICIS CAPITAL MASTER FUND, the registered holder hereof or its permitted assigns (the “HOLDER”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “WARRANT”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), Two Hundred Fifty Thousand (250,000) fully paid nonassessable shares of Common Stock (as defined below) (the “WARRANT SHARES”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to purchase Common Stock (the “WARRANTS”) issued pursuant to that certain Securities Purchase Agreement, dated January 18, 2008 (the “SUBSCRIPTION DATE”), by and between the Company and the Purchaser referred to therein (the “SECURITIES PURCHASE AGREEMENT”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “EXERCISE NOTICE”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “AGGREGATE EXERCISE PRICE”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to affect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “EXERCISE DELIVERY DOCUMENTS”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “TRANSFER AGENT”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “SHARE DELIVERY DATE”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue, a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay stamp and similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company shall not be required, however, to pay any transfer tax or similar charge imposed in connection with the issuance and delivery of Warrant shares in any name other than that of the Holder.

(b) Exercise Price. For purposes of this Warrant, “EXERCISE PRICE” means $2.50 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities.

(i) The Company understands that a delay in the delivery of the shares of Common Stock upon exercise of this Warrant beyond the Share Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section by the Share Delivery Date, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $500 of Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such securities are submitted to the Company’s transfer agent), $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Share Delivery Date until such Common Stock certificate is delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates, and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw an Exercise Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section through the date the Exercise Notice is withdrawn. Notwithstanding the foregoing, the Holder shall not be entitled to the damages set forth herein for the delay in the delivery of the shares of Common Stock upon exercise of this Warrant, if such delay is due to causes which are beyond the reasonable control of the Company, including, but not limited to, acts of God, acts of civil or military authority, fire, flood, earthquake, hurricane, riot, war, terrorism, sabotage and/or governmental action, provided that the Company: (i) gives the Holder prompt notice of each such cause; and (ii) uses reasonable efforts to correct such failure or delay in its performance.

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(ii) In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon exercise of the Warrant on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon exercise of the Warrant which the Holder anticipated receiving upon such exercise (a “BUY-IN”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon exercise of the Warrant that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if, at the time of exercise of this Warrant, a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “UNAVAILABLE WARRANT SHARES”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “CASHLESS EXERCISE”):

Net Number =  (A x B) - (A x C)
 B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises.

(i) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon a Holder of this Warrant providing the Company with sixty-one (61) days notice (the “WAIVER NOTICE”) that such Holder would like to waive this Section with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

(ii) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon a Holder of this Warrant providing the Company with a Waiver Notice that such Holder would like to waive this Section with regard to any or all shares of Common Stock issuable upon exercise of the Warrant, this Section shall be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

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(iii) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant to the extent that the issuance of shares of Common Stock upon such exercise would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company’s obligations under the rules or regulation of the principal exchange upon which shares of the Company’s Common Stock are traded. In such an event, the Company covenants to promptly as possible seek to obtain the necessary shareholder or other approvals necessary to issue the shares of Common Stock upon the exercise of this Warrant.

(g) Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock (an “AUTHORIZED SHARE FAILURE”) to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “REQUIRED RESERVE AMOUNT”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h) Redemption. Except as otherwise explicitly provided for herein, this Warrant is not redeemable or callable by the Company at any time.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock which are Excluded Securities or are deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share (the “NEW ISSUANCE PRICE”) less than a price (the “APPLICABLE PRICE”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “DILUTIVE ISSUANCE”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such shares of Common Stock (underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such shares of Common Stock issuable upon conversion of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale. A change that permits the holder of an Option or Convertible Security to utilize a cashless exercise feature shall not be deemed to decrease the consideration payable by the holder solely by reason of the fact that the cashless exercise feature would result in a reduction in cash consideration receivable by the Company.

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(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares. A change that permits the holder of an Option or Convertible Security to utilize a cashless exercise feature shall not be deemed to decrease the consideration payable by the holder solely by reason of the fact that the cashless exercise feature would result in a reduction in cash consideration receivable by the Company.

(iv) Calculation of Consideration Received. If any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount paid by the purchaser of such Common Stock, Options, or Convertible Securities, before any commissions, discounts, fees or expenses. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for non-cash consideration, the consideration received therefore will be deemed to be the fair value of such non-cash consideration as determined in good faith by the Board of Directors of the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise in full of this Warrant (the “ALTERNATE CONSIDERATION”). For purposes of any such conversion, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors in good faith will make an appropriate adjustment in the Conversion Price so as to be equitable under the circumstances and otherwise protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 7.3.

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3. RIGHTS UPON DISTRIBUTION OF ASSETS.

If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “DISTRIBUTION”), at any time after the issuance of this Warrant, then, in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Exercise Price on such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Exercise Price on such record date.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “PURCHASE RIGHTS”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “CHANGE IN CONTROL NOTICE”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending ten (10) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Warrant by delivering written notice thereof (“CHANGE IN CONTROL REDEMPTION NOTICE”) to the Company, which Change of Control Redemption Notice shall indicate the amount the Holder is electing to be redeemed. Any such redemption shall be in cash in the amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

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5. NONCIRCUMVENTION.

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will issue promptly following satisfaction of the transfer provisions contained in the Securities Purchase Agreement and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), in the name of the validly registered assignee or transferee, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

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(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES.

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 12.6 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER.

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding.

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10. GOVERNING LAW.

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS.

This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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14. TRANSFER.

This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by the Securities Purchase Agreement.

15. CERTAIN DEFINITIONS.

For purposes of this Warrant, the following terms shall have the following meanings:

(a) “APPROVED STOCK PLAN” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b) “BLOOMBERG” means Bloomberg Financial Markets.

(c) “BUSINESS DAY” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “CHANGE OF CONTROL” means any Fundamental Transaction other than (i)  any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly-traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) any transaction that might otherwise be a Fundamental Transaction but which the Holder agrees shall not be deemed to be a Fundamental Transaction for purposes of this Warrant.

(e) “CLOSING BID PRICE” and “CLOSING SALE PRICE” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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(f) “COMMON STOCK” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) “CONVERTIBLE SECURITIES” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “ELIGIBLE MARKET” means the Principal Market, The New York Stock Exchange, Inc., the Nasdaq National Market, the Nasdaq Capital Market or the American Stock Exchange.

(i) “EXCLUDED SECURITIES” means (i) any Common Stock and/or Options (and the Common Stock issuable pursuant to such Options) issued or issuable: (A) in connection with any Approved Stock Plan up to a maximum of ten percent (10%) of the Common Stock outstanding at the time of issuance of such Common Stock and/or Options (provided that securities issued in connection with an Approved Stock Plan that are outstanding as of the Issuance Date and shares of Common Stock issuable pursuant to exercise or conversion of such outstanding securities shall not be included for purposes of calculating the maximum of ten percent (10%)) or (B) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date to lower the conversion or exercise price thereof and so long as the number of shares of Common Stock underlying such securities is not otherwise increased; (ii) any shares of Common Stock issued in an underwritten public offering in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $10,000,000; (iii) Options (and the Common Stock issuable pursuant thereto) issued to medical practices that are customers of the Company in good standing to acquire up to a maximum of 250,000 shares of Common Stock per practice with an exercise or conversion price at or above the Closing Sale Price on the day of issuance; (iv) up to 250,000 shares of Common Stock (or securities convertible into up to 250,000 shares of Common Stock with an exercise or conversion price at or above the Closing Sale price on the day of issuance) as consideration for strategic acquisitions up to a maximum of 250,000 shares of Common Stock per acquisition; (v) up to 250,000 shares of Common Stock (or securities convertible into up to 250,000 shares of Common Stock with an exercise or conversion price at or above the Closing Sale Price on the day of issuance) per year to third parties in connection with investor relations and public relations efforts of the Company; (vi) up to 250,000 shares of Common Stock, options, or warrants to be issued to Rodman & Renshaw (or their designees) as consideration for securing a line of credit or similar financing for the Company; (vii) the Series D Warrant of the Company (and the Common Stock issuable pursuant thereto) to purchase 500,000 shares of Common Stock of the Company at an exercise price of $2.25 per share issued to Gottbetter Capital Master, Ltd.; (viii) the amendments to those certain Series E Warrants of the Company issued to Gottbetter Capital Master, Ltd., to reduce the exercise price of such warrant to $2.25 per share of Common Stock and increase the number of shares of Common Stock for which such warrants may be exercised to 541,666 and 2/3 shares; and (ix) up to 35,000,000 shares of Common Stock (or securities convertible into up to 35,000,000 shares of Common Stock) to be issued to Medical Solutions Management Inc. and/or Orthosupply Management, Inc., their respective affiliates or designees in connection with the acquisition by the Company of that certain Management Agreement, dated April 30, 2007, by and between Orthosupply Management, Inc. and Deutsche Medical Services, Inc. (the “DMSI Contract Acquisition”).

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(j) “EXPIRATION DATE” means the date eighty-four months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “HOLIDAY”), the next date that is not a Holiday.

(k) “FUNDAMENTAL TRANSACTION” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock (other than a forward or reverse stock split), or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock. For purposes of the Warrant, the issuance by the Company of up to an aggregate of 35,000,000 shares of Common Stock (or securities convertible into up to an aggregate of 35,000,000 shares of Common Stock) to Medical Solutions Management Inc. and/or Orthosupply Management, Inc., their respective affiliates or designees in connection with the DMSI Contract Acquisition shall not be deemed to be a Fundamental Transaction, and the subsequent assignment, sale, transfer or conveyance of such shares of Common Stock (or securities convertible into shares of Common Stock) by Medical Solutions Management Inc., Orthosupply Management, Inc., their respective affiliates, designees, successors, assigns or subsequent transferees shall not be deemed to be a Fundamental Transaction.

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(l) “OPTIONS” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “PARENT ENTITY” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “PERSON” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) “PRINCIPAL MARKET” means the Over-the-Counter Bulletin Board.

(p) “REGISTRATION RIGHTS AGREEMENT” means that certain registration rights agreement by and among the Company and the Buyers.

(q) “SUCCESSOR ENTITY” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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IN WITNESS WHEREOF, the Company has caused this Series G Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MDWERKS, INC.

By:	/s/ Howard B. Katz
Name: Howard B. Katz
Title: Chief Executive Officer

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EXHIBIT A

MDWERKS, INC.

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of MDwerks, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Dated: _________________	Signature
Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned intends that payment of the Warrant Price shall be made as (check one or both):

Cash Exercise                _______

Cashless Exercise          _______

In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date prior to exercise, which product is ___________________.

Net Number =   (A x B) - (A x C)
   B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature
Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature
Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”), dated January 18, 2008, amends that certain Registration Rights Agreement, dated September 28, 2007 (the “Rights Agreement”), by and between MDwerks, Inc., a Delaware corporation (the “Company”), and Vicis Capital Master Fund, a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands (the “Purchaser”).

R E C I T A L S

WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement dated the date hereof (the “Purchase Agreement”).

WHEREAS, as an inducement for the Purchaser’s acquisition of the securities under the Purchase Agreement, the Company has agreed to amend the Rights Agreement to include as registrable securities under the Rights Agreement the shares of Common Stock of the Company issuable upon conversion or exercise of the securities acquired by the Purchaser under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Rights Agreement and otherwise agree as follows:

1.  Amendments.

(a) The first recital in the Rights Agreement is hereby amended and restated in it entirety to read as follows:

“WHEREAS, in connection with the Securities Purchase Agreement, dated September 28, 2007, by and between the Company and Purchaser (the “September Purchase Agreement”), and the Securities Purchase Agreement, dated January 18, 2008, by and between the Company and the Purchaser (the “January Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the September Purchase Agreement and the January Purchase Agreement, to issue and sell to the Purchaser (i) shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which will, among other things, be convertible into shares of the Company’s common stock , par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”) in accordance with the terms of the Preferred Shares, and (ii) warrants (the “Warrants”) which will be exercisable to purchase a number of shares of Common Stock in accordance with the terms of the Warrants (as exercised collectively, the “Warrant Shares”).”

(b) The following definitions contained in the Rights Agreement are hereby added or amended as follows (deletions have been stricken and additions are in bold):

. . . .

“Preferred Shares” shall have the meaning ascribed to it in the Preamble and shall include all shares of Series B Convertible Preferred Stock of the Company hereafter acquired by the Purchaser.

. . . .

“Registrable Securities” means (i) all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock of the Company held by a Holder, including any dividends paid thereon, and (ii) all shares of Common Stock issuable upon exercise of the Series F and Series G Warrants held by a Holder.

. . . .

“Warrants” means the Series F and Series G Warrants to purchase shares of Common Stock issued to the Purchaser pursuant to either the September Purchase Agreement, the January Purchase Agreement and all Series F and Series G Warrants hereafter acquired by the Purchaser.

. . . .

2.  Ratification. Except as expressly amended by this Amendment, the terms and conditions of the Rights Agreement are hereby confirmed and shall remain in full force and effect without impairment or modification.

3.  Conflict. In the event of any conflict between the Rights Agreement and this Amendment, the terms of this Amendment shall govern.

4.  Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

5.  Binding Effect. The parties acknowledge and agree that this Amendment complies with all of the applicable terms and conditions set forth in Section 7(f) of the Rights Agreement that are necessary to effect an amendment to the Rights Agreement that binds the parties and therefore, upon the execution and delivery hereof by the parties, this Amendment shall have such binding effect.

6.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law that would require the application of the laws of any other jurisdiction.

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7.  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

MDWERKS, INC.

By:	/s/ Howard B. Katz
Name: Howard B. Katz
Title: Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND

By: Vicis Capital LLC

By:	/s/ Keith W. Hughes
Name: Keith W. Hughes
Title: Chief Financial Officer

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